                                                                   EXHIBIT 10.22

                     AGREEMENT AND PLAN OF REORGANIZATION


                                     Among


                                  IMSL, INC.,


                         IMSL ACQUISITION CORP., INC.


                                      And


                            PRECISION VISUALS, INC.


                         Dated as of November 16, 1992

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I - DEFINITIONS....................................................    1

      1.1      Certain Definitions.........................................    1
      1.2      Other Definitions...........................................    4

ARTICLE II - THE MERGER....................................................    4

      2.1      Effective Time of the Merger................................    4
      2.2      Effects of the Merger.......................................    4
      2.3      Effect on PVI's Capital Stock...............................    5
      2.4      Exchange of Certificates....................................   19

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF PVI........................   21

      3.1      Organization................................................   21
      3.2      Capital Structure...........................................   21
      3.3      Obligations With Respect to Capital Stock...................   21
      3.4      Equity Investments..........................................   22
      3.5      Authority...................................................   22
      3.6      Financial Statements........................................   23
      3.7      Business Changes............................................   23
      3.8      Properties..................................................   26
      3.9      Inventories.................................................   26
      3.10     Accounts Receivable.........................................   27
      3.11     Taxes.......................................................   27
      3.12     Compliance with Law.........................................   28
      3.13     Litigation..................................................   28
      3.14     Contracts...................................................   29
      3.15     Real Property...............................................   30
      3.16     Proprietary Rights..........................................   30
      3.17     Insurance...................................................   31
      3.18     Bank Accounts...............................................   31
      3.19     No Conflict.................................................   31
      3.20     No Default..................................................   32
      3.21     Brokers or Finders..........................................   32
      3.22     Certain Advances............................................   32
      3.23     Underlying Documents........................................   32
      3.24     Full Disclosure.............................................   32
      3.25     Hearing Notice and Proxy Statement..........................   33
      3.26     Incentive Stock Options.....................................   33
      3.27     Hazardous Materials; Environmental Matters..................   33
      3.28     ERISA and Related Matters...................................   36

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF IMSL AND SUB................   38

      4.1      Organization................................................   38
      4.2      Capital Structure...........................................   39

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----

      4.3      Obligations with Respect to Capital Stock...................  39
      4.4      Equity Investments..........................................  39
      4.5      Authority...................................................  40
      4.6      Financial Statements........................................  41
      4.7      Business Changes............................................  41
      4.8      Properties..................................................  44
      4.9      Taxes.......................................................  44
      4.10     Compliance with Law.........................................  45
      4.11     Litigation..................................................  45
      4.12     Material Contracts..........................................  46
      4.13     Real Property...............................................  47
      4.14     Proprietary Rights..........................................  47
      4.15     Insurance...................................................  48
      4.16     No Conflict.................................................  48
      4.17     No Default..................................................  48
      4.18     Brokers or Finders..........................................  49
      4.19     Certain Advances............................................  49
      4.20     Full Disclosure.............................................  49
      4.21     Hearing Notice and Proxy Statement..........................  49
      4.22     Shares of Common............................................  49
      4.23     Hazardous Materials; Environmental Matters..................  49
      4.24     ERISA and Related Matters...................................  52

ARTICLE V - SECURITIES ACT COMPLIANCE......................................  53

      5.1      Securities Act Exemption....................................  53
      5.2      Fairness Hearing and Permit.................................  53
      5.3      Stock Restrictions..........................................  53
      5.4      Stockholders' Representations Regarding
               Securities Law Matters......................................  53

ARTICLE VI - COVENANTS RELATING TO CONDUCT OF BUSINESS.....................  54

      6.1      Covenants of PVI............................................  54

ARTICLE VII - ADDITIONAL AGREEMENTS........................................  56

      7.1      Access to Information.......................................  56
      7.2      Operational Issues..........................................  57
      7.3      Legal Conditions to the Merger..............................  57
      7.4      Affiliates..................................................  57
      7.5      PVI Stockholders' Approval..................................  57
      7.6      PVI Dissenting Shares.......................................  58
      7.7      Proxy Statement.............................................  58
      7.8      Blue Sky Laws...............................................  58
      7.9      Notice of Certain Defaults or Claims........................  58

                               TABLE OF CONTENTS
                                  (continued)


                                                                            Page
                                                                            ----

      7.10     Implementation of Representations and Warranties............   58
      7.11     Communications..............................................   58
      7.12     Delivery of Stock Certificates..............................   58
      7.13     FIRPTA Compliance...........................................   59
      7.14     Copies of Certain Documents.................................   59
      7.15     Attendance of IMSL Meetings  Board of Directors'............   59
      7.16     Due Diligence Review of Patent Matters......................   60
      7.17     Robert B. Louthan Employment Contract.......................   60
      7.18     Deed of Trust and UCC-1.....................................   60
      7.19     Anti-dilution...............................................   61
      7.20     Discharge of Indebtedness...................................   61
      7.21     Nondisclosure to Stockholders...............................   61

ARTICLE VIII  - CONDITIONS PRECEDENT.......................................   61

      8.1      Conditions to Each Party's Obligations to
               Effect the Merger...........................................   61
      8.2      Conditions to Obligations of IMSL and Sub...................   63
      8.3      Conditions to Obligations of PVI............................   64

ARTICLE IX  - CLOSING......................................................   65

      9.1      Closing Date................................................   65

ARTICLE X  - INDEMNIFICATION...............................................   65

      10.1     General.....................................................   65
      10.2     $100,000 Threshold..........................................   67
      10.3     Fraud.......................................................   67
      10.4     Notice......................................................   67
      10.5     Term of Indemnification.....................................   67
      10.6     Escrow......................................................   68
      10.7     Exclusive Remedy............................................   68

ARTICLE XI  - PAYMENT OF EXPENSES..........................................   69

      11.1     Expenses....................................................   69

ARTICLE XII  - TERMINATION, AMENDMENT AND WAIVER...........................   69

      12.1     Termination.................................................   69
      12.2     Effect of Termination.......................................   70
      12.3     Amendment...................................................   70
      12.4     Extension; Waiver...........................................   70

                               TABLE OF CONTENTS
                                  (continued)


                                                                            Page
                                                                            ----

ARTICLE XIII - GENERAL.....................................................  71

      13.1    Notices......................................................  71
      13.2    Headings.....................................................  72
      13.3    Counterparts.................................................  72
      13.4    Binding Nature...............................................  72
      13.5    Integration and Entire Agreement.............................  72
      13.6    Good Faith...................................................  72
      13.7    Applicable Law...............................................  72

INDEX OF EXHIBITS


EXHIBIT A  -  AGREEMENT OF MERGER

EXHIBIT B  -  CERTIFICATE OF MERGER

EXHIBIT C  -  INTENTIONALLY OMITTED

EXHIBIT D  -  FORM OF PROMISSORY NOTE

EXHIBIT E  -  SECURITY AGREEMENT

EXHIBIT F  -  FORM OF ESCROW AGREEMENT

EXHIBIT G  -  FORM OF SOFTWARE ESCROW AGREEMENT

EXHIBIT H  -  FORM OF PROMISSORY NOTE FOR REPAYMENT OF IMSL
                 STOCK REPURCHASE PRICE

EXHIBIT I  -  FORM OF EXCHANGE AGENT AGREEMENT

EXHIBIT J  -  FORM OF OPINION OF KPMG PEAT MARWICK

EXHIBIT K  -  FORM OF OPINION OF PRICE WATERHOUSE

EXHIBIT L  -  FORM OF CONSULTING AGREEMENT AND NONCOMPETITION
                 AGREEMENTS

EXHIBIT M  -  FORM OF SHAREHOLDER RIGHTS AGREEMENT

EXHIBIT N  -  FORM OF LEGAL OPINION OF HUTCHINSON, BLACK,
                 HILL & COOK

EXHIBIT O  -  FORM OF LEGAL OPINION OF WILSON, SONSINI,
                 GOODRICH & ROSATI

INDEX OF SCHEDULES


    SCHEDULE              DESCRIPTION

                      PVI Schedules:

      3                   PVI Schedule of Exceptions

      3.7(n)              PVI Employees and Compensation

      3.8                 PVI Fixed Assets

      3.15                PVI Contracts

      3.16                PVI Real Property

      3.17                PVI Proprietary Rights

      3.18                PVI Insurance

      3.19                PVI Bank Accounts

      3.29                PVI Employee Benefit Plans and Pension Plans


                      IMSL Schedules:

      4                   IMSL Schedule of Exceptions

                      AGREEMENT AND PLAN OF REORGANIZATION



    THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of the 16th day of November, 1992, by and among IMSL, INC., a Texas corporation ("IMSL"), IMSL ACQUISITION CORP., INC. a California corporation and wholly-owned subsidiary of IMSL ("Sub"), and PRECISION VISUALS, INC., a Delaware corporation ("PVI").


                                    RECITALS

    A. In connection with the transactions contemplated by this Agreement, IMSL, Sub and PVI will execute a Certificate of Merger and Agreement of Merger (together, the "Merger Certificates") in the forms attached hereto as Exhibits A
                                                                      ----------
and B, which provides for the merger (the "Merger") of PVI into Sub at the time
-----
provided for in Section 2.1 hereof. Under the Merger Certificates, the shares of Common Stock, $0.0025 par value, of PVI issued and outstanding immediately prior to the Effective Time of the Merger (as such term is hereinafter defined), other than PVI Dissenting Shares (as defined below), will be converted into cash, promissory notes and shares of Class A Common Stock, $0.10 par value, of IMSL ("IMSL Class A Common") in accordance with Section 2.3 of this Agreement.

    B. The parties hereto desire to enter into this Agreement for the purpose of setting forth certain representations, warran ties and covenants made by each to the other as an inducement to the execution and delivery of the Merger Certificates and the conditions precedent to the consummation of the Merger.

     C. The Boards of Directors of IMSL, Sub and PVI, respectively, have approved and adopted this Agreement and the Merger Certificates and intend that the Merger shall qualify as a tax-free plan of reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     NOW, THEREFORE, in consideration of the premises and of the mutual provisions, agreements and covenants herein contained, IMSL, Sub and PVI hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     1.1  Certain Definitions.  The terms defined in this Section 1.1 shall,
          -------------------
for all purposes of this Agreement, have the meanings herein specified, unless the context expressly or by necessary implication otherwise requires:

          (a) "California General Corporation Law" means the General Corporation Law of the California Corporations Code, as amended.

          (b) "Commissioner" shall mean the California Commissioner of Corporations.

          (c) "Consolidated Quarterly Revenues" means, with respect to the calculation of the Contingent Cash Payment and Con tingent IMSL Stock, the consolidated revenues of IMSL, as reported subsequent to the Closing Date (as such term is defined in Article IX) in accordance with generally accepted accounting principles for each three-month period ending March 31, June 30, September 30 and December 31 which include revenue from new licenses, annual licenses, support revenue and all other revenue, all net of cancel lation reserve and unearned maintenance and support fees; provided, however, in the event of an accounting change such that the present contemplated definition of Consolidated Quarterly Revenues is not in accordance with generally accepted accounting principles, "Consolidated Quarterly Revenues" shall mean those consolidated revenues of IMSL, or its successor, for such above quarterly periods reported in accordance with the then generally accepted accounting principles, net of cancellation reserve and unearned maintenance and support fees; provided, further, that in the event of a sale of all or substantially all of the assets of IMSL or any merger, reorganization of IMSL, "Consolidated Quarterly Revenues" shall mean those consolidated revenues of the combined entities which include revenue from new licenses, annual licenses, support revenue and all other revenue, all net of cancellation reserve and unearned maintenance and support fees.

          (d) "Delaware General Corporation Law" means the General Corporation Law of the Delaware Corporations Code, as amended.

          (e) "Escrow Agreement" means the agreement substantially in the form attached hereto as Exhibit F.
                   ---------

          (f) "Exchange Agent Agreement" means the agreement substantially in the form attached hereto as Exhibit I.
                            ---------

          (g) "Hearing" shall mean the hearing held by the Commissioner to consider the terms, conditions and fairness of the transactions contemplated hereby and by the Merger Certificates, pursuant to Section 25142 of the California Corporate Securities Law of 1968, as amended.

          (h) "Hearing Notice" shall mean the notice sent to the PVI Stockholders pursuant to, and meeting the requirements of, Article 2 of Subchapter 1 of the California Administrative Code, Title 10, Chapter 3, as amended, concerning the Hearing.

          (i) "Hearing Request" shall mean the request for a Hearing filed with the Commissioner, which shall be in the form prescribed by the Commissioner.

          (j) "Permit" shall mean the permit under the California Corporate Securities Law of 1968, as amended, issued by the Commissioner after the conclusion of the Hearing.

          (k) "Permit Application" shall mean the application for the Permit filed with the Commissioner, which shall be in the form prescribed by the Commissioner.

          (l) "Proxy Statement" shall mean the proxy material delivered to the PVI Stockholders between the date hereof and the date of PVI's Stockholders' Meeting, which describes the trans actions contemplated by this Agreement and by the Merger Certifi cates, and which shall solicit the approval of the PVI Stockholders of such transactions, and any amendments or supplements thereto, all as required by applicable law.

          (m) "PVI Common" shall mean the total number of shares of PVI outstanding at the Effective Time of the Merger on a fully diluted basis.

          (n) "PVI Dissenting Stockholders" means those PVI Stockholders who are holders of and are entitled to PVI Dissenting Shares.

          (o) "PVI Dissenting Shares" means shares of PVI Common which shall be owned by PVI Stockholders who are entitled to appraisal rights to "fair value" with respect to such shares in accordance with Section 262 of the Delaware General Corporation Law.

          (p) "PVI Mailing Date" means the date on which PVI mails the Proxy Statement to PVI Stockholders entitled to vote at the PVI Stockholders' Meeting.

          (q) "PVI Meeting Date" means the date on which PVI Stockholders cast their votes at the PVI Stockholders' Meeting.

          (r)  "PVI Stockholders" means holders of PVI Common.

          (s) "PVI Stockholders' Meeting" shall mean the meeting of PVI Stockholders called and convened for the purpose of their consideration of and voting upon the transactions contemplated by this Agreement and the Merger Certificates, and any adjournments thereof.

          (t) "Restated Articles" shall mean the Amended and Restated Articles of Incorporation of IMSL in the form attached hereto as Exhibit C, which
                                                        ---------
authorize, and set forth the rights, preferences, privileges and restrictions of, shares of IMSL Class A Common, Class B Common Stock, $0.10 par value ("IMSL Class B Common"), and IMSL Preferred Stock, without par value ("IMSL Preferred Stock").

          (u) "Taxes" or "Tax" means any income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employ ment, transfer, environmental, excise, severance, stamp, recording occupation, premium, property, unitary, value added, windfall profit tax, custom duty, or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, deficiencies, addition to tax or additional amount imposed by any governmental authority responsible for the imposition of any such Tax (domestic or foreign).

          (v) "Texas General Corporation Law" means the Texas Business Corporation Act, as amended.

     1.2  Other Definitions.  In addition to the terms defined in Section 1.1,
          -----------------
certain other terms are defined elsewhere in this Agreement, and, whenever such terms are used in this Agreement, they shall have their respective defined meanings, unless the context expressly or by necessary implication otherwise requires.


                                   ARTICLE II

                                   THE MERGER
                                   ----------

     2.1  Effective Time of the Merger.  Subject to the provisions of this
          ----------------------------
Agreement and the Merger Certificates, the Merger Certifi cates, together with required related certificates, if any, shall be duly executed and filed in accordance with the California General Corporation Law and Delaware General Corporation Law on the Closing Date (as defined in Article IX of this Agreement). The Merger shall become effective upon the time of filing of the Merger Certificates and such related certificates, if any, with the California and Delaware Secretaries of State (the "Effective Time of the Merger").

     2.2  Effects of the Merger.  At the Effective Time of the Merger, the
          ---------------------
separate existence of PVI shall cease and PVI shall be merged with and into Sub, with Sub as the surviving corporation (the "Surviving Corporation") (Sub and PVI are hereinafter referred to as the "Constituent Corporations"). Sub shall continue its corporate existence under the laws of the State of California under the name Precision Visuals, Inc. At the Effective Time of the

Merger, the Surviving Corporation shall possess all of the rights, privileges, powers and franchises, of a public as well as of a private nature, of each of the Constituent Corporations; shall be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; shall be vested with all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, for stock subscrip tions as well as all other things in action or belonging to each of such Constituent Corporations; and shall possess all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corpora tion, the title to any real estate vested by deed or otherwise in either Constituent Corporation shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either of the Constituent Corpora tions shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. The Articles of Incorporation and Bylaws of the Surviving Corporation shall initially be the same as the Articles of Incorporation and Bylaws, respectively, of Sub immediately prior to the Merger, and the Merger shall, from and after the Effective Time of the Merger, have all the effects provided by applicable law.

     2.3  Effect on PVI's Capital Stock.
          -----------------------------

          (a)  General.  Subject to the terms and conditions of this Agreement,
               -------
as of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder of any shares of the issued and outstanding shares of PVI Common, each then outstanding share of PVI Common (other than PVI Dissenting Shares) shall cease to be an existing and issued share and shall become and be converted into (i) the right to receive in cash $0.668615954 per share (the "Cash Payment"), but in no event shall the right to receive the Cash Payment exceed the aggregate of $2,082,270, (ii) the right to receive $0.450340831 per share pursuant to the terms of a promissory note in the form attached as Exhibit D hereto and in accordance with Section 2.3(b) hereof (the
            ---------
"Promissory Note"), but in no event shall the right to receive $0.450340831 per share in Promissory Notes exceed the aggregate of $1,402,496 (iii) the right to receive a total of $0.802748869 per share calculated in accordance with Section 2.3(c) hereof (the "Contingent Cash Payment" and such right to receive a Contingent Cash Payment, a "Contingent Cash Payment Right"), but in no event shall the right to receive the Contingent Cash Payment exceed the aggregate of $2,500,000, (iv) a number of duly and validly issued, fully paid and nonassessable shares of IMSL Class A Common equal to the Exchange Rate (as defined in Section 2.3(d) below) multiplied by the number of shares of converted PVI Common (the "IMSL Stock"), but in no event shall the right to receive the IMSL Stock exceed the aggregate of 185,000 shares of IMSL Class A Common and (v) a number of duly and validly issued, fully paid and nonassessable shares of IMSL Class A Common equal to the Contingent Exchange Rate (as defined in Section 2.3(e) below) multiplied by the number of shares of converted PVI Common (the "Contingent IMSL Stock" and such right to receive Contingent IMSL Stock, a "Contingent IMSL Stock Right"), but in no event shall the right to receive the Contingent IMSL Stock exceed the aggregate of 51,282 shares of IMSL Class A Common.

          (b)  Promissory Note.  As set forth in Section 2.3(a)(ii) above, each
               ---------------
outstanding share of PVI Common shall convert into $0.450340831 per share and such amount shall be payable pursuant to the terms of the Promissory Note in the form attached hereto as Exhibit D. The principal on each Promissory Note shall
                        ---------
be paid in seven (7) installments in the amount of 15.91% of the face amount of each Promissory Note for the first six (6) payments and 4.54% of the face amount of each Promissory Note for the seventh (7th) payment. The first payment shall be made on December 31, 1992 and subsequent payments shall be made on each of March 31, June 30, September 30 and December 31, 1993, and on March 31 and June 30, 1994 (each a "Principal Payment Date"). The outstanding balance on the Promissory Notes shall bear interest at the rate of one and one-half percent (1 1/2%) per calendar quarter. Interest earned on the Promissory Notes shall be paid to the note holders on the Principal Payment Dates. IMSL shall have the right to prepay all or any portion of the remaining balance of such Promissory Notes at any time without penalty, and interest shall abate on amounts prepaid from the date or dates of prepayment.

    The Promissory Notes shall be secured by (i) a senior security interest in all PVI software, including, but not limited to, the rights to the source code of PV-WAVE (ii) a first security interest in real property located in Sugar Land, Texas owned by IMSL and (iii) a subordinate security interest in other identified assets of PVI and IMSL (which subordinate interest shall only be subordinate to the interests of First Interstate Bank of Texas, N.A. ("First Interstate Bank") and certain equipment lessors), all as set forth in the Security Agreement attached hereto as Exhibit E.
                                      ---------

     James R. Warner and David E. Bloom, or the survivor of them, shall be irrevocably appointed as agents and attorneys-in-fact (collectively, the "Representative") of the PVI Stockholders for all actions or decisions related to the payment and security of the Promissory Notes, Contingent Cash Payments and Contingent Repur chase Rights as set forth hereunder and in the Security Agreement, and any action taken by the Representative shall be binding and conclusive on the PVI Stockholders and may be relied upon by IMSL. The Representative shall have the right, subject to IMSL's approval which shall not be unreasonably withheld, to name one or two individuals as his successor upon written notice to IMSL the Exchange Agent and Escrow Agent.

     In the event that IMSL closes an equity financing (including the sale or issuance by IMSL of (i) equity securities, (ii) secu rities of IMSL by their terms convertible into equity securities of IMSL, or (iii) warrants to purchase equity securities of IMSL) in which the aggregate gross proceeds to IMSL, in cash or cancellation of indebtedness, equal or exceeds $10,000,000, the amount of each remaining installment due on the Promissory Notes shall double from 15.91% of the face amount of each Promissory Note to 31.82% until the outstanding principal on each Promissory Note is reduced to zero.

          (c)  Contingent Cash Payments.  For purposes of Section 2.3(a)(iii)
               ------------------------
above, Contingent Cash Payments shall be made quarterly. The initial Contingent Cash Payment shall be made on March 31, 1993 (for the quarter ended December 31,
1992); provided, however, that no Contingent Cash Payments will be made unless the Consolidated Quarterly Revenues are equal to or greater than $2,000,000 (threshold shall be reduced for the quarter ended December 31, 1992 by a fraction, the numerator of which is the number of days following the Closing Date through December 31, 1992 divided by 90). For the initial $1,000,000 of contingent con sideration earned pursuant to this Agreement, shares of Contingent IMSL Stock shall be earned and distributed together with the Contingent Cash Payments on a dollar for dollar basis as earned (e.g. $500,000 of Contingent IMSL Stock and $500,000 Contingent Cash Payments). Contingent Cash Payments shall be calculated as follows: For the initial eight (8) quarters, the Contingent Cash Payment shall be an amount equal to three percent (3%) of the Consolidated Quarterly Revenues of IMSL for the preceding quarter. Thereafter, the Contingent Cash Payment shall be an amount equal to four percent (4%) of the Consolidated Quarterly Revenues of IMSL for the preceding quarter. For example, if a Contingent Cash Payment is due on September 30, the Contingent Cash Payment calcu lation shall be based on the Consolidated Quarterly Revenues for the quarter ended June 30. IMSL's obligation to make Contingent Cash Payments shall terminate when Contingent Cash Payments equal an aggregate of $2,500,000 (the "Cumulative Maximum") or on December 31, 2002, whichever occurs first. In no event shall holders of Contingent Cash Payment Rights earn Contingent Cash Payments after December 31, 2002. All Contingent Cash Payments to be made by IMSL shall be paid directly by IMSL to the holders of Contingent Cash Payment Rights unless a claim for Losses has been made pursuant to Article X and pursuant to the Escrow Agreement in the form attached hereto as Exhibit F
                                                                ---------
in which case Contingent Cash Payments shall be made directly from IMSL to the Escrow Agent and held pursuant to the Escrow Agreement.

     In the event IMSL closes an equity financing (including the sale or issuance by IMSL of (i) equity securities, (ii) securities of IMSL by their terms convertible into equity securities of IMSL, or (iii) warrants to purchase equity securities of IMSL) in which the aggregate gross proceeds to IMSL, in cash, or cancellation of indebtedness, equal or exceeds $2,500,000, the rate at which the Contingent Cash Payments are made shall double from three percent (3%) and four percent (4%) of Consolidated Quarterly Revenues, to six percent (6%) and eight percent (8%) of Consolidated Quarterly Revenues, respectively, until the Cumulative Maximum is reached or until December 31, 2002, whichever occurs first.

     Until the total earned Contingent Cash Payments and Contingent IMSL Stock equals an aggregate value of $1,000,000 (based on $19.50 per share price for the Contingent IMSL Stock), the rate at which the Contingent Cash Payments and Contingent IMSL Stock is earned shall double from three percent (3%) and four percent (4%) of Consolidated Quarterly Revenues, to six percent (6%) and eight percent (8%) of Consolidated Quarterly Revenues, respectively. Immediately after $1,000,000 has been earned, the rate shall return to three percent (3%) and four percent (4%), respectively.

     If, at the end of IMSL's fiscal year the total Contingent Cash Payments for such year exceed (an "Overpayment") or are less than (an "Underpayment") the product of the Contingent Cash Payment rate (e.g., 3%, 4%, 6% or 8%) multiplied
                                             ----
by the audited consolidated revenues of IMSL for such fiscal year as audited by IMSL's indepen dent accountants (the "Audited Contingent Cash Payment"), then
(i) in the event of an Underpayment, IMSL shall pay the difference between the Underpayment and the Audited Contingent Cash Payment to the holders of Contingent Cash Payment Rights or (if the Contingent Cash Payments are required to be paid into escrow pursuant to Article X) to the Escrow Agent; or (ii) in the event of an Over payment, (A) IMSL shall deduct the difference between the Over payment and the Audited Contingent Cash Payment from its next quarterly Contingent Cash Payment to the holders of Contingent Cash Payment Rights or to the Escrow Agent, as the case may be, or (B) if the Cumulative Maximum has been reached or it is after December 31, 2002 and the Contingent Cash Payments are in escrow pursuant to Article X, the Escrow Agent shall deduct from the escrow the difference between the Overpayment and the Audited Contingent Cash Payment and pay IMSL such amount; or (C) if the Cumulative Maximum has been reached or it is after December 31, 2002 and such Contingent Cash Payments are not in escrow pursuant to Article X, such holders of Contingent Cash Payment Rights shall pay on a pro rata basis to IMSL the difference between the Over payment and the Audited Contingent Cash Payment. In the case of (B) and (C) above, IMSL must notify the holders of the Contingent Cash Payment Rights or the Escrow Agent, as the case may be, in writing within thirty (30) days after the completion of IMSL's fiscal year-end audit of the difference between the Overpayment and the Audited Contingent Cash Payment and that such holders or Escrow Agent, as the case may be, must pay such amount to IMSL. If IMSL fails to notify such holders or Exchange Agent, as the case may be, within the 30-day time period, IMSL shall not have any rights or claims against the holders of the Contingent Cash Payment Rights or Exchange Agent, as the case may be, for such Overpayment.

     The Contingent Cash Payments shall be secured by (i) a senior security in all PVI Software, including, but not limited to, the rights to the source code of PV-WAVE and (ii) a first security interest in real property located in Sugar Land, Texas owned by IMSL and (iii) a subordinate security interest in other identified assets of PVI and IMSL (which subordinate interest shall only be subordinate to the interests of First Interstate Bank and certain equipment lessors), all as set forth in the Security Agreement attached hereto as
Exhibit E.
---------

          (d)  IMSL Stock.
               ----------

               (i)  Issuance of IMSL Stock.  For purposes of Section 2.3(a)(iv)
                    ----------------------
above, the "Exchange Rate" shall be determined in accordance with the following formula:

                                                 185,000
                       Exchange Rate  =  -----------------------
                                         PVI Common Share Number

The number of shares of PVI Common held by each holder thereof shall be aggregated and multiplied by the Exchange Rate, and any fractional share interest resulting from such calculation to which such holder would otherwise be entitled shall be settled in accordance with the provisions of Section 2.3(j) hereof. The IMSL Stock shall be delivered to the Exchange Agent as set forth in
Section 2.4 hereof.

               (ii)  Repurchase of IMSL Stock.  After a period of five (5)
                     ------------------------
years from the Closing Date and for a period of six (6) months thereafter (the "Exercise Period") and subject to the limi tations set forth in Section 2.38 of the Texas General Corporation Law, the IMSL Stock shall be subject to repurchase by IMSL, in whole or in part, at the option of the holder thereof (the "Repur chase Right"); provided, however, such Repurchase Right shall only be available if the holders of more than 15% of the IMSL Stock elect to exercise such Repurchase Right; provided further, however, in the event more than 15% of the holders of IMSL Stock elect to exercise such Repurchase Right, such Repurchase Right will extend to all holders of IMSL Stock and will be cancelled as to all holders of IMSL Stock on the IMSL Stock Repurchase Date (as defined below). Notwithstanding the foregoing, the Repurchase Right set forth in this Section 2.3(d)(ii) shall terminate (A) upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the offer and sale of IMSL Class A Common, or (B) the merger, reorganization, or sale of all or substantially all of the assets of IMSL in which the shareholders of IMSL immediately prior to the transaction possess less than 50% of the voting power of the surviving entity (or its parent) immediately after the transaction; provided, however, such surviving entity's securities are registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended.

          If a holder of IMSL Stock elects to exercise his Repur chase Right, such holder must send written notification to IMSL by certified or registered mail, postage prepaid, during the Exercise Period of such holder's desire to exercise its Repurchase Right. Failure to send notification before the end of the Exercise Period shall terminate such holder's Repurchase Right with respect to the IMSL Stock.

          The repurchase price shall be the fair market value of the IMSL Stock as of the end of the fiscal year immediately preceding the IMSL Stock Repurchase Date (as defined below) deter mined by an independent appraiser (the "Repurchase Price"). All appraisals shall be undertaken by two appraisers, one selected by the PVI Stockholders electing to exercise their Repurchase Right who hold more than 50% of the IMSL Stock subject to repurchase by IMSL (the "Repurchase Right Representatives"). In the event that IMSL or the Repurchase Right Representatives fail to select an appraiser within thirty (30) days following the notice from the holders of IMSL Stock electing to exercise the Repurchase Right that such holders wish to exercise such Repurchase Right, the appraiser selected by IMSL or Repurchase Right Representatives, as the case may be, shall select the second appraiser. The fair market value per share of the IMSL Stock shall be the fair market value arrived at by those appraisers within sixty (60) days fol lowing the appointment of the last appraiser to be appointed. In the event the two appraisers cannot agree on such fair market value within such period of time, the two appraisers shall select a third appraiser who will calculate such fair market value independently, and the fair market value of the IMSL Stock shall be the average of the two (2) fair market values arrived at by the appraisers which are closest in amount. In the event the two original appraisers cannot agree upon a third appraiser within thirty (30) days fol lowing the end of the sixty (60) day period referred to above, then the third appraiser shall be appointed by the Santa Clara office of the American Arbitration Association. IMSL shall pay the expenses of the appraiser designated by it; the PVI Stockholders electing to exercise such Repurchase Right shall pay the expenses of the appraiser designated by the Repurchase Right Representatives; and the expenses of the third appraiser shall be shared equally by IMSL on the one hand and the PVI Stockholders electing to exercise the Repurchase Right on the other.

          Once the Repurchase Price is established and a closing date for repurchase of such shares of IMSL Stock scheduled (the "IMSL Stock Repurchase Date"), IMSL shall repurchase the IMSL Stock in five equal annual installments. At least thirty (30) but no more than sixty (60) days prior to the IMSL Stock Repurchase Date, written notice shall be mailed, postage prepaid, to each holder of record (determined at the close of business on the business day next preceding the day on which notice is given) of IMSL Stock to be repurchased at his post office address last shown on the records of IMSL, notifying such holder of the repurchase of such shares, specifying the IMSL Stock Repurchase Date and the Repurchase Price and calling upon such holder to surrender to IMSL, in the manner and at the place designated in the continental United States, his certificate or certificates representing the shares to be repur chased (such notice is hereinafter referred to as the "Repurchase Notice"). On or after the IMSL Stock Repurchase Date, each holder of IMSL Stock to be repurchased shall surrender his certificate or certificates representing such shares to IMSL, in the manner and at the place designated in the Repurchase Notice, and thereupon one-fifth (1/5th) of the Repurchase Price of such shares shall be pay able to the order of the person whose name appears on such certifi cate or certificates as the owner thereof and such surrendered certificates shall be cancelled. On or prior to the IMSL Stock Repurchase Date, the funds necessary for such repurchase shall have been set aside by IMSL and deposited with a bank or trust company, with irrevocable instructions to pay on or after the IMSL Stock Repurchase Date one-fifth (1/5th) of the Repurchase Price of the shares being repurchased to the respective holders thereof upon surrender of their share certificates. From and after the close of business on the IMSL Stock Repurchase Date, all rights of the holders of such shares as holders of IMSL Stock (except the right to receive the initial one-fifth (1/5th) of the Repurchase Price without interest and the remaining unpaid Repurchase Price plus interest at the rate set forth below upon surrender of their certi ficate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of IMSL or be deemed to be outstanding for any purpose whatsoever. Upon surrender of the IMSL stock certificates, IMSL shall execute and deliver to such bank or trust company, promissory notes in the name(s) of such persons surrendering IMSL Stock certificates and stock certificates in the amount of IMSL Stock to be repurchased. Such promissory notes shall be substantially in the form of promis sory note attached as Exhibit H hereto. IMSL shall have the right to prepay all
                      ---------
or any portion of the remaining balance of such promissory notes at any time without penalty, and interest shall abate on amounts prepaid from the date or dates of repayment.

          The Repurchase Right Representatives shall be irrevo cably appointed as agent and attorney-in-fact of the PVI Stock holders electing to exercise their Repurchase Right for all actions or decisions related to the payment of the promissory notes as set forth herein and the promissory note attached as Exhibit H hereto, and any
                                                 ---------
action taken by the Repurchase Right Representative shall be binding and conclusive on such PVI Stockholders electing to exercise their Repurchase Right and may be relied upon by IMSL.

          If the funds of IMSL legally available for repurchase of IMSL Stock on any IMSL Stock Repurchase Date are insufficient to repurchase the total number of shares of IMSL Stock to be repur chased on such date, IMSL will take any reasonable actions avail able to increase the amount of funds legally available, and those funds which are then legally available will be used to repurchase the shares of IMSL Stock pro rata. At any time thereafter when additional funds of IMSL are legally available for the repurchase of IMSL Stock, such funds will be immediately used to repurchase the balance of the IMSL Stock which IMSL became obligated to repurchase on such IMSL Stock Repurchase Date but which it has not repurchased. Failure to make required payments due to the lack of funds legally available will constitute a default under this Agreement.

          The outstanding unpaid Repurchase Price shall bear interest at an interest rate calculated with reference to the Prime Rate (as defined below) per annum from the IMSL Stock Repurchase Date until the outstanding unpaid Repurchase Price has been reduced to zero. Such Prime Rate shall be determined two business days before the anniversary date of the IMSL Stock Repurchase Date (the "Prime Rate Interest Determination Date") and shall be multiplied by the outstanding balance of the purchase price immediately prior to payment of principal on such anniversary date. The interest shall be paid together with the installment of principal on the anniversary date of the IMSL Stock Repurchase Date. "Prime Rate" means, with respect to the Prime Rate Interest Determination Date, the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Rate Interest Determination Date by three major banks in the City of Houston as selected by IMSL. If fewer than three quotations are available, the Prime Rate shall be calculated by the arithmetic mean on the basis of the prime rates quoted in the City of Houston by three substitute banks or trust companies organized and doing business under the laws of United States, or any state thereof, having total equity capital of at least $500,000,000 and being subject to supervision or examination by federal or state authority, selected by IMSL to quote such rate or rates.

          The Repurchase Rights are not transferable. Only PVI Stockholders initially receiving the IMSL Stock on the Closing Date shall be entitled to exercise the Repurchase Right. Subject to the provisions of Section 5.4 hereof, any transfer of the Repurchase Right shall be void and IMSL shall not recognize such transfer.

          (e)  Contingent IMSL Stock.
               ---------------------

               (i)  Contingent IMSL Stock Exchange Rate and Earnout.  For
                    -----------------------------------------------
purposes of Section 2.3(a)(v) above, the "Contingent Exchange Rate" shall be determined in accordance with the following formula:

                                                          51,282
                    Contingent Exchange Rate  =  -----------------------
                                                 PVI Common Share Number

As earned pursuant to this Section 2.3(e), the number of shares of PVI Common held by each holder thereof shall be aggregated and multiplied by the Contingent Exchange Rate, and any fractional share interest resulting from such calculation to which such holder would otherwise be entitled shall be settled in accordance with the provisions of Section 2.3(k) hereof. On the Closing Date, pursuant to
Section 2.4 hereof, the Exchange Agent shall deliver the Con tingent IMSL Stock to the Escrow Agent and the Escrow Agent shall deposit the Contingent IMSL Stock into the Escrow Account (as defined in Section 10.6 hereof). IMSL shall cause the Escrow Agent to distribute the initial shares of Contingent IMSL Stock on March 31, 1993 (for the quarter ended December 31, 1992) and quar terly thereafter; provided, however, that no shares of Contingent IMSL Stock shall be distributed unless the Consolidated Quarterly Revenues are equal to or greater than the $2,000,000 (threshold shall be reduced for the quarter ended December 31, 1992 by a frac tion, the numerator of which is the number of days following the Closing Date through December 31, 1992 divided by 90). For the initial $1,000,000 of contingent consideration earned pursuant to this Agreement, shares of Contingent IMSL Stock shall be earned and distributed together with the Contingent Cash Payments on a dollar for dollar basis as earned (e.g. $500,000 of Contingent IMSL Stock and $500,000 Contingent Cash Payments). Thereafter, no shares of Contingent IMSL Stock shall be earned and distributed until the Cumulative Maximum set forth in Section 2.3(c) above has been earned. Immediately after the Cumulative Maximum set forth in Section 2.3(c) above has been earned, the distribution of the remaining Contingent IMSL Stock shall be delayed until after an amount equal to an aggregate value of $500,000 has been earned. Immediately thereafter, the remaining Contingent IMSL Stock shall be earned and distributed pursuant to the same three percent (3%) and/or four percent (4%) formula, as the case may be.

     Notwithstanding the foregoing, 10,000 shares of Contingent IMSL Stock shall be retained by the Escrow Agent in the Escrow Account (the "Escrow Shares") pending claims by IMSL pursuant to Article X hereof for a period, the later of
(i) three (3) months plus the expiration of applicable statutes of limitations (including any voluntary extensions thereof) or (ii) fifty-one (51) months after the Closing Date. During such period, the Contingent IMSL Stock shall be earned pursuant to the contingent formula set forth in the preceding paragraph. However, such shares shall not be distributed until the termination of such escrow period as set forth in Article X hereof.

     The Contingent IMSL Stock shall be "earned" in the same manner as the Contingent Cash Payments are "earned" in Section 2.3(c) above (i.e., 3% or 4% as
                                                               ----
the case may be, of Consolidated Quarterly Revenues). IMSL's obligation to make Contingent IMSL Stock payments and cause such Contingent IMSL Stock to be released from escrow shall terminate when the value of the earned Contingent IMSL Stock equals an aggregate of $1,000,000 (the value of 51,282 shares of IMSL multiplied by $19.50 per share) (the "Contingent IMSL Stock Cumulative Maximum") or on December 31, 2002, whichever occurs first. In no event shall holders of Contingent IMSL Stock Rights earn Contingent IMSL Stock after December 31, 2002.

     In the event IMSL closes an equity financing (including the sale or issuance by IMSL of (i) equity securities, (ii) securities of IMSL by their terms convertible into equity securities of IMSL, or (iii) warrants to purchase equity securities of IMSL) in which the aggregate gross proceeds to IMSL, in cash, or cancellation of indebtedness, equal or exceeds $2,500,000, the rate at which the Contingent IMSL Stock is earned pursuant to Section 2.3(c) shall double from three percent (3%) and four percent (4%) of Consoli dated Quarterly Revenues, to six percent (6%) and eight percent (8%) of Consolidated Quarterly Revenues, respectively, until the Contingent IMSL Stock Cumulative Maximum is reached.

     Until the total earned Contingent Cash Payments and Contingent IMSL Stock equals an aggregate value of $1,000,000 (based on $19.50 per share price for the Contingent IMSL Stock), the rate at which the Contingent Cash Payments and Contingent IMSL Stock is earned shall double from three percent (3%) and four percent (4%) of Consolidated Quarterly Revenues, to six percent (6%) and eight percent (8%) of Consolidated Quarterly Revenues, respectively. Immediately after $1,000,000 has been earned, the rate shall return to three percent (3%) and four percent (4%), respectively.

     The Contingent IMSL Stock also shall be subject to the same
Overpayment/Underpayment provisions as set forth in Section 2.3(c) above.

               (ii)  Repurchase of Contingent IMSL Stock.  After a period of
                     -----------------------------------
three (3) years and one (1) day from the Closing Date and for a period, the longer of either six (6) months or until all Contingent IMSL Stock shall have been released from escrow (the "Contingent Exercise Period"), the Contingent IMSL Stock that has been released from escrow shall be subject to repurchase by IMSL, in whole or in part, at the option of the holder thereof (the "Contingent Repurchase Right"); provided, however, such Contingent Repurchase Right shall only be available on one date and, provided further, that in the event a holder of Contingent IMSL Stock elects to exercise such Contingent Repurchase Right, such Contingent Repurchase Right will extend to all holders of Contingent IMSL Stock and will be cancelled as to all holders of Contingent IMSL Stock on the Contingent IMSL Stock Repurchase Date (as defined below). The "Contingent Repurchase Price" shall be $19.50 per share. Notwithstanding the foregoing, the Contingent Repurchase Right set forth in this subsection 2.3(e)(ii) shall terminate (A) upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of IMSL Class A Common, or (B) a merger, reorganization, or sale of all or substantially all of the assets of IMSL in which the share holders of IMSL immediately prior to the transaction possess less than fifty percent (50%) of the voting power of the surviving entity (or its parent) immediately after the transaction; provided, however, such surviving entity's securities are registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

     If a holder of Contingent IMSL Stock elects to exercise his Contingent Repurchase Right, such holder must send a written notification to IMSL by certified or registered mail, postage prepaid, during the Contingent Exercise Period of such holder's desire to exercise his Contingent Repurchase Right. Failure to send written notification to IMSL before the end of the Contingent Exercise Period shall terminate such holder's Contingent Repurchase Right.

     At least thirty (30) but no more than sixty (60) days prior to the date fixed for any repurchase of the Contingent IMSL Stock (hereinafter referred to as the "Contingent Repurchase Date"), written notice shall be mailed, postage prepaid, to each holder of record (determined at the close of business on the business day next preceding the day in which notice is given) of the Contingent IMSL Stock to be repurchased, at his post office address last shown on the records of IMSL, notifying such holder of the repurchase of such shares, specifying the Contingent Repurchase Date and Contin gent Repurchase Price, and calling upon such holder to surrender to IMSL, in the manner and at the place designated in the continental United States, his certificate or certificates representing the shares to be repurchased (such notice is hereinafter referred to as the "Contingent Repurchase Notice"). On or after the Contingent Repurchase Date, each holder of the Contingent IMSL Stock to be repurchased shall surrender his certificate or certificates repre senting such shares to IMSL, in the manner and at the place desig nated in the Contingent Repurchase Notice, and thereupon the Contingent Repurchase Price of such shares shall be paid to the order of the person whose name appears on such certificate or certificates as the owner thereof and such surrendered certificates shall be cancelled. On or prior to the Contingent Repurchase Date, the funds necessary for such repurchase shall have been set aside by IMSL and deposited with a bank or trust company, with irrevo cable instructions to pay on or after the Contingent Repurchase Date the Contingent Repurchase Price of the shares being repur chased to their respective holders thereof upon surrender of their share certificates. From and after the close of business on the Contingent Repurchase Date, all rights of the holders of such shares as holders of the Contingent IMSL Stock (except the right to receive the Contingent Repurchase Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of IMSL or be deemed to be outstanding for any purpose whatsoever.

     Notwithstanding the foregoing, in the event that the Escrow Shares have been earned but remain in the Escrow Account and a period of at least three (3) years and one (1) day from the Closing Date has elapsed and holders of the Contingent Repurchase Rights have sought to exercise their Contingent Repurchase Rights with respect to such Escrow Shares, when such Escrow Shares are released from the Escrow Account, IMSL shall repurchase such shares from the holders thereof at a price of $19.50 per share. IMSL shall pay to such holders an amount of interest calculated at the Prime Rate (as defined above) from the date such shares were eligible for repurchase through the date of such actual repurchase by IMSL. Such repurchase shall be conducted in the same manner as set forth in the preceding paragraph.

     If the funds of IMSL legally available for repurchase of the Contingent IMSL Stock on any Contingent Repurchase Date are insuf ficient to repurchase the total number of shares to be repurchased on such date, IMSL will take any reasonable actions available to increase the amount of funds legally available, and those funds which are then legally available will be used to repurchase the shares of the Contingent IMSL Stock pro rata. At any time there after when additional funds of IMSL are legally available for the repurchase, such funds will be immediately used to repurchase the balance of the shares of the Contingent IMSL Stock which IMSL became obligated to repurchase on such Contingent Repurchase Date but which it has not repurchased. Failure to make payments due to lack of funds legally available will constitute default under this Agreement.

     The Contingent Repurchase Rights are not transferable. Only PVI Stockholders initially receiving the Contingent IMSL Stock Rights on the Closing Date shall be entitled to exercise the Con tingent Repurchase Rights. Subject to
Section 5.4 hereof, any transfer of the Contingent Repurchase Rights shall be void and IMSL shall not recognize such transfer.

     The Contingent Repurchase Rights shall be secured by (i) a senior security interest in all PVI Software, including, but not limited to the rights to the source code of PV-WAVE, (ii) a first security interest in real property located in Sugar Land, Texas owned by IMSL and (iii) a subordinate security interest in other identified assets of PVI and IMSL (which subordinate interest shall only be subordinate to the interest of First Interstate Bank and certain equipment lessors), all as set forth in the Security Agreement attached hereto as
Exhibit E.
---------

          (f)  Original Issue Discount or Imputed Interest.  If and to
               -------------------------------------------
the extent that any payments to the holders of the Promis sory Notes, IMSL Stock, Contingent Cash Payment Rights or Contin gent IMSL Stock Rights pursuant to this Agreement or in connection with any of the transactions contemplated by this Agreement accrue or are required to accrue original issue discount ("OID") or imputed interest, then such OID or imputed interest shall be accrued pursuant to and in accordance with the applicable provi sions of the Code and the regulations promulgated thereunder, including, but not limited to, Sections 483 and 1271 through 1275 of the Code.

          (g)  PVI Options and PVI Warrants.  Any PVI options and any PVI
               ----------------------------
warrants issued and outstanding immediately prior to the Effective Time of the Merger shall automatically be canceled at the Effective Time of the Merger and no conversion shall be made in respect thereof.

          (h)  Sub Common Stock.  Each share of Sub Common Stock issued and
               ----------------
outstanding immediately prior to the Effective Time of the Merger shall remain outstanding and the aggregate of such shares constitute the only outstanding shares of capital stock of the Surviving Corporation.

          (i)  Appraisal Rights of PVI Stockholders.  If holders of PVI
               ------------------------------------
Common are entitled to appraisal rights in connection with the Merger under
Section 262 of the Delaware General Corporation Law, any PVI Dissenting Shares shall not be converted pursuant to this Section 2.3 but shall be converted into the right to receive such consideration as may be determined to be due with respect to such PVI Dissenting Shares pursuant to the Delaware General Corpo ration Law. PVI shall give IMSL prompt notice of any demand received by PVI for appraisal of PVI Common, and IMSL shall have the right to participate in all negotiations and proceedings with respect to such demand. PVI agrees that, except with the prior written consent of IMSL, or as required under the Delaware General Corporation Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal. Each PVI Dissenting Stockholder who, pursuant to the provisions of Section 262 of the Delaware General Corporation Law, becomes entitled to payment of the value of shares of PVI Common, shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). In the event of the legal obligation, after the Effective Time of the Merger, to deliver the consideration set forth in this Section 2.3 to any PVI Dissenting Stockholder who shall have failed to make an effective demand for appraisal or shall have lost his status as a PVI Dissenting Stockholder, IMSL shall issue and deliver, upon surrender by such PVI Dissenting Stockholder of his certificate or certificates representing shares of PVI Common, the consideration set forth in this Section 2.3(i) or to which such PVI Dissenting Stockholder is then entitled under this Section 2.3(i) and Section 262 of the Delaware Corporation Law.

          (j)  Fractional Shares of IMSL Stock.  No fractional shares of
               -------------------------------
IMSL Stock shall be issued, but in lieu thereof each holder of shares of PVI Common who would otherwise be entitled to receive a fraction of a share of IMSL Stock shall receive from IMSL an amount of cash (rounded up to the nearest whole cent) equal to the per share value of IMSL Stock ($19.50 per share) as of the Effective Time of the Merger, multiplied by the fraction of a share of IMSL Stock to which such holder would otherwise be entitled.

          (k)  Fractional Shares of Contingent IMSL Stock.  No fractional
               ------------------------------------------
shares of Contingent IMSL Stock shall be issued, but in lieu thereof each share of PVI Common which would otherwise be con verted into a fraction of a share of Contingent IMSL Stock shall convert into an amount of cash (rounded up to the nearest whole cent) equal to the per share value of Contingent IMSL Stock ($19.50 per share) as of the Effective Time of the Merger, multiplied by the fraction of a share of Contingent IMSL Stock into which such PVI Common would otherwise convert. Such amount shall be deposited into the Escrow Account in accordance with the Escrow Agreement.

          (l)  Adjustment of Exchange Ratios.  If between the date of this
               -----------------------------
Agreement and the Effective Time of the Merger, the out standing shares of IMSL Class A Common or PVI Common shall have been changed into a different number of shares or a different class by reason of any classification, recapitalization, split-up, combination, exchange of shares or readjustment, the consideration to be issued in the Merger (as set forth in this Section 2.3) shall be correspondingly adjusted.

     2.4  Exchange of Certificates.
          ------------------------

          (a)  Exchange Agent.  Prior to the Closing Date, IMSL shall appoint
               --------------
at its expense an agent to act as exchange agent (the "Exchange Agent") in the Merger pursuant to the Exchange Agent Agreement in the form attached as
Exhibit I hereto.
---------

          (b)  IMSL to Provide Cash Payment, Promissory Notes and Class A
               -----------------------------------------------------------
Common. Promptly after the Effective Time of the Merger (but in no event later
------
than one business day thereafter), IMSL shall make available to the Exchange Agent for exchange in accor dance with this Article II, through such reasonable procedures as IMSL may adopt, (i) payment of the Cash Payment in cash, cashier's check or wire transfer of immediately available funds, (ii) Prom issory Notes issuable pursuant to Section 2.3(b) hereof, (iii) the IMSL Class A Common issuable pursuant to Sections 2.3(d) and 2.3(e) hereof, (iv) Contingent Cash Payment Rights issuable pursuant to Section 2.3(c) hereof, and (v) Contingent IMSL Stock Rights issu able pursuant to Section 2.3(e) hereof (hereinafter the Cash Payment, Promissory Notes, IMSL Stock, Contingent Cash Payment Rights and Contingent IMSL Stock Rights shall be referred to as the "Consideration") in exchange for outstanding shares of PVI Common.

          (c)  Exchange Procedures.  As soon as practicable after the Effective
               -------------------
Time of the Merger, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time of the Merger represented outstanding shares of PVI Common (the "Certificates") whose shares are being converted into the Consideration pursuant to Section 2.3 hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as IMSL and/or the Exchange Agent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by IMSL, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange there for the Consideration to which the holder of PVI Common is entitled pursuant to
Section 2.3 hereof. The Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of owner ship of PVI Common which is not registered in the transfer records of PVI, the appropriate amount of Consideration may be delivered to a transferee if the Certificate representing such PVI Common is presented to the Exchange Agent and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surren dered as contemplated by this Section 2.4, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent solely the right to receive upon such surrender the Consideration or to perfect the holder's right to receive payment for such stock pursuant to Section 262 of the Delaware General Corporation Law and Section 2.3 hereof; provided, however, that customary and appropriate certifications and indemnities allowing exchange against loss or destroyed certificates shall be provided.

          (d)  Payments of Dividends With Respect to Unexchanged Stock.  No
               -------------------------------------------------------
dividends on the IMSL Stock or Contingent IMSL Stock shall be paid to the holder of any unsurrendered Certificate until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect, if any, of applicable escheat and other laws, following surrender of any Certificate, there shall be delivered to the person entitled thereto, without interest, the amount of dividends theretofore paid with respect to the IMSL Stock or Contingent IMSL Stock so withheld as of any date subsequent to the Effective Time of the Merger and prior to such date of delivery.

          (e)  No Further Ownership Rights in PVI Common.  All Consideration
               -----------------------------------------
delivered upon the surrender for exchange of shares of PVI Common in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights per taining to such shares of PVI Common. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corpo ration for any reason, they shall be cancelled and exchanged as provided in this Article II.

          (f)  Escrow.  Subject to adjustment for Dissenting Stock, IMSL will
               ------
arrange for the Exchange Agent to deliver $2,082,270 in cash, $1,402,496 in Promissory Notes and 185,000 shares of IMSL Class A Common directly to the holders of PVI Common on the Closing Date, against delivery of Certificates duly endorsed for transfer. IMSL will arrange with the Exchange Agent to deposit the Contingent IMSL Stock into the Escrow Account pursuant to the Escrow Agreement (Exhibit F). IMSL shall pay the Contingent Cash Payments as they are earned
 ---------
pursuant to Section 2.3(c) hereof to the holders of Contingent Cash Payment Rights subject to interrup tion pursuant to the indemnification and escrow provisions of Article X, in which case such Contingent Cash Payments will be paid to the Escrow Agent pursuant to the provisions of Article X hereof and the Escrow Agreement. Pending satisfaction of the earn-out provisions of Section 2.3(e) and subject to the terms of Article X hereof and the Escrow Agreement, the Contingent IMSL Stock that has been earned shall be released from escrow and distributed to the holders of Contingent IMSL Stock Rights. Pending satisfaction or resolution of any claims for Losses (as defined in Article X), any earned Contingent IMSL Stock or Contingent Cash Payments remaining in escrow shall be released, subject to the terms of the Escrow Agreement, to the holders of Contingent IMSL Stock Rights and Contingent Cash Payment Rights. At the expiration of the term of the escrow and subject to the terms of the Escrow Agreement, the remaining unearned Contingent IMSL Stock, if any, shall remain in the Escrow Account and be distributed to the holders of Contingent IMSL Stock Rights, as earned, pursuant to Section 2.3(e) hereof. Any unearned Contingent IMSL Stock remaining in escrow after December 31, 2002 shall be released from escrow and returned to IMSL.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF PVI
                     -------------------------------------

     Except as set forth in the schedule of exceptions attached hereto as
Schedule 3 (the "PVI Schedule of Exceptions") or as otherwise contemplated in
----------
this Agreement, PVI represents and warrants to IMSL and Sub as of the date hereof as follows:

     3.1  Organization.  PVI is a corporation duly organized, validly existing
          ------------
and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing in each of the other jurisdictions in which it owns or leases property or conducts business, except where the failure to be so qualified would not have a material adverse effect on the business of PVI. PVI has not received any notification from any jurisdiction that it is required to qualify to do business in such jurisdiction or that it is otherwise not in good standing in such jurisdiction. PVI has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and possesses all licenses, franchises, rights and privileges material to the conduct of its business.

     3.2  Capital Structure.  The authorized capital stock of PVI consists of
          -----------------
5,000,000 shares of PVI Common. As of the date of this Agreement, the total number of outstanding shares of PVI capital stock was 3,114,299 shares of PVI Common. PVI has reserved up to 500,000 shares of PVI Common for issuance pursuant to its 1991 Incentive Stock Plan (the "Stock Option Plan") of which no PVI options are issued and outstanding.

     All outstanding shares of PVI Common are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, PVI's Articles of Incorpora tion or Bylaws or any agreement to which PVI is a party or by which PVI is bound.

     3.3  Obligations With Respect to Capital Stock.  PVI has no commitment or
          -----------------------------------------
obligation, either firm or conditional, to issue, deliver or sell, or cause to be issued, delivered or sold, under offers, stock option agreements, stock bonus agreements, stock purchase plans, incentive compensation plans, warrants, calls, conversion rights or otherwise, any shares of the capital stock or other securities of PVI. There are no voting trusts or other agreements or understandings with respect to the shares of capital stock of PVI. Except as set forth in Section 3.2, there are no equity securities of any class of PVI issued, reserved for issuance or outstanding.

     3.4  Equity Investments.  PVI has no subsidiaries and does not own any
          ------------------
equity interest, directly or indirectly, in any corporation, partnership, joint venture, firm or other entity.

     3.5  Authority.  PVI has all requisite corporate power and authority to
          ---------
enter into this Agreement and the Merger Certificates and, subject to approval of this Agreement and the Merger Certifi cates by the PVI Stockholders, to consummate the transactions con templated hereby and thereby. The execution and delivery of this Agreement and (when executed and delivered) the Merger Certificates and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of PVI, subject to such approval by the PVI Stock holders. This Agreement has been duly executed and delivered by PVI and the Merger Certificates will be duly executed and delivered by PVI, and, subject to such approval by the PVI Stockholders, each constitutes or will constitute valid and binding obligations of PVI. Subject to satisfaction of the conditions set forth in Sec tions 8.1 and
8.3 hereof, the execution and delivery of this Agreement and the Merger Certificates do not or will not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of a material benefit under (i) any provision of the Articles of Incorporation or Bylaws of PVI, (ii) any mortgage, indenture, lease or to the knowledge of PVI other material agreement or instrument, judgment, order or decree, or (iii) to the knowledge of PVI, any permit, concession, fran chise, license, statute, law, ordinance, rule or regulation appli cable to PVI or its properties or assets, other than any such con flicts, violations, defaults, terminations, cancellations or accelerations which individually or in the aggregate would not have a material adverse effect on PVI.

     To the knowledge of PVI, no consent, approval, order or autho rization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity"), is required by or with respect to PVI in connection with the execution and delivery of this Agreement or the Merger Certificates by PVI or the consummation by PVI of the transactions contemplated hereby or thereby, except for (i) the filing of the Merger Certificates and related certificates with the Delaware Secretary of State and California Secretary of State, and appropriate documents with the relevant authorities of other states in which PVI is qualified to do business, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country, including, without limitation, obtaining the Permit from the Commissioner and (iii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a material adverse effect on PVI.

     3.6  Financial Statements.  PVI's audited statements of income, statements
          --------------------
of stockholders' equity and statements of changes in financial condition for each of the fiscal years ended March 31, 1991 and 1992, and unaudited financial statements for the four months ended July 31, 1992, PVI's consolidated balance sheets at March 31 for each such fiscal year and for July 31, 1992 (the balance sheet at July 31, 1992 being hereinafter referred to as the "PVI Balance Sheet", and all such financial statements being here inafter referred to collectively as the "PVI Financial State ments"), are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except that the unaudited PVI Financial Statements have been pre pared without footnotes), and fairly present the financial position and results of operations of PVI as of the respective dates and for the periods indicated thereon. At the date of the PVI Balance Sheet (the "PVI Balance Sheet Date"), PVI had no material liabili ties or obligations, fixed, contingent or otherwise, not reflected on the PVI Balance Sheet, or the accompanying notes thereto, except for (i) liabilities incurred in the ordinary course of business since the date of said balance sheet which are usual and normal in amount both individually and in the aggregate, and (ii) liabilities and obligations as may have arisen in the ordinary course of busi ness prior to the PVI Balance Sheet Date and which, under generally accepted accounting principles, were not required to be reflected on the PVI Balance Sheet. PVI has heretofore delivered to IMSL true and complete copies of all PVI Financial Statements, and in the case of the PVI Financial Statements as of and for the years ended March 31, 1991 and 1992, which were reported upon without qualification by Coopers & Lybrand for 1991 and by Price Waterhouse for 1992, independent public accountants for PVI.

     3.7  Business Changes.  Since the PVI Balance Sheet Date, except as
          ----------------
otherwise contemplated by this Agreement, PVI has con ducted its business only in the ordinary and usual course and, without limiting the generality of the foregoing:

          (a) PVI has not sustained any damage, destruction or loss, by reason of fire, explosion, earthquake, casualty, labor trouble, requisition or taking of property by any government or agent thereof, windstorm, embargo, riot, act of God or public enemy, flood, accident, revocation of license or right to do business, total or partial termination, suspension, default or modification of contracts, governmental restriction or regulation, other calamity, or other similar or dissimilar event (whether or not covered by insurance) materially and adversely affecting the condition (financial or otherwise), business, net worth, assets, properties or operations of PVI.

      (b) There have been no changes in the condition (financial or otherwise), business, net worth, assets, properties, operations, obligations or liabilities (fixed or contingent) of PVI which, in the aggregate, have had or may be reasonably expected to have (whether before or after the Effective Time of the Merger) a materially adverse effect on the condition (financial or otherwise), business, net worth, assets, properties or operations of PVI.

      (c) PVI has not issued, or authorized for issuance, any equity security, bond, note or other security of PVI, or accelerated the vesting of any employee stock benefits (including vesting under stock purchase agreements or exercisability of stock options) and PVI has not granted, or entered into, any commitment or obligation to issue or sell any such equity security, bond, note or other security of PVI, whether pursuant to offers, stock option agreements, stock bonus agreements, stock purchase plans, incentive compensation plans, warrants, calls, conversion rights or otherwise.

      (d) PVI has not incurred additional debt for borrowed money, nor incurred any other material obligation or liability (fixed, contingent or otherwise), except in the ordinary and usual course of the business of PVI.

      (e) PVI has not paid any material obligation or liability (fixed, contingent or otherwise), or discharged or satisfied any lien or encumbrance, or settled any material liability, claim, dispute, proceeding, suit, or appeal, pending or threatened against it or any of its assets or properties, except for current liabilities included in the PVI Balance Sheet and current liabilities incurred since the PVI Balance Sheet Date in the ordinary and usual course of the business of PVI.

      (f) PVI has not declared or made any dividend, payment or other distribution on or with respect to any share of capital stock of PVI.

      (g) PVI has not purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any share or shares of capital stock of PVI.

      (h) PVI has not mortgaged, pledged, otherwise encumbered or subjected to lien any of its assets or properties, tangible or intangible, nor has it committed itself to do any of the foregoing, except for liens for current taxes which are not yet due and payable and purchase-money liens arising out of the purchase or sale of products or services made in the ordinary and usual course of business.

      (i) PVI has not disposed of, or agreed to dispose of, any asset or property, tangible or intangible, except in the ordinary and usual course of business, and in each case for a consideration at least equal to the fair value of such asset or property, nor has PVI leased or licensed to others (including officers and directors), or agreed so to lease or license, any asset or property, except in the ordinary course of business, nor has PVI discontinued any product line or the production, sale or other disposition of any of its products or services.

      (j) PVI has not purchased or agreed to purchase or otherwise acquire any debt or equity securities of any corporation, partnership, joint venture, firm or other entity; PVI has not made any expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset, except in the ordinary and usual course of business; the amount of any such individual expenditure and commitment made in the ordinary and usual course of business has not exceeded $10,000 and no commitment has been made which includes obligations of PVI extending beyond December 1, 1992.

      (k) PVI has not entered into any transaction or contract, or made any commitment to do the same, except in the ordinary and usual course of business and not involving an amount in any individual case in excess of $10,000 ($25,000 in the case of any single sale to any one customer), nor has PVI waived any right of substantial value or cancelled any debts or claims or voluntarily suffered any extraordinary losses which individually or in the aggregate would have a materially adverse effect on the business of PVI.

      (l) PVI has not sold, assigned, transferred or conveyed, or committed itself to sell, assign, transfer or convey, any Proprietary Rights (as defined in Section 3.17), except in the ordinary course of business.

      (m) PVI has not effected or agreed to effect any amendment or supplement to any employee profit sharing, stock option, stock purchase, pension, bonus, incentive, retirement, medical reimbursement, life insurance, deferred compensation or any other employee benefit plan or arrangement.

      (n) Schedule 3.7(n) constitutes a full and complete list of all directors,
          ---------------
officers, employees or consultants of PVI as of the date of this Agreement, specifying their names and job designations, the total amount paid or payable, and the basis of such compensation, whether fixed or commission or a combination thereof and, in the case of Robert B. Louthan, the total amount payable to Mr. Louthan at the earlier of (i) the time of his termination or (ii) the Closing Date. Except for (i) the increases in wages, salaries and benefits reflected on
Schedule 3.7(n) at the rates shown thereon and (ii) normal merit wage, salary
---------------
and benefit increases for non-senior management employees consistent with PVI's established practices, PVI has not paid or committed itself to pay to or for the benefit of any of its directors, officers, employees or stockholders any compensation of any kind other than wages, salaries and benefits at times and rates in effect prior to the PVI Balance Sheet Date.

      (o) PVI has not effected or agreed to effect any change in its directors or executive management.

      (p) PVI has not effected or committed itself to effect any amendment or modification in its Articles of Incorporation or Bylaws.

      (q) To the knowledge of PVI, no statute has been enacted nor has any rule or regulation been adopted (whether before or after the date of the PVI Balance Sheet) which may reasonably be expected to have a material and adverse effect on the condition (financial or otherwise), business, net worth, assets, properties or operations of PVI.

  3.8 Properties.  PVI owns no real property in fee simple. The PVI Balance
      ----------
Sheet reflects all of the personal property used by PVI in its business or otherwise held by PVI, except for (i) property acquired or disposed of in the ordinary and usual course of the business of PVI since the date of such balance sheet, and (ii) property not required under generally accepted accounting principles to be reflected thereon. PVI has good and marketable title to all assets and properties listed on the PVI Balance Sheet or thereafter acquired, free and clear of any imperfections of title, lien, claim, encumbrance, restriction, charge or equity of any nature whatsoever, except for the lien of current taxes not yet due and payable. All of the fixed assets and properties listed on the PVI Balance Sheet or thereafter acquired are in satisfactory condition and repair for the requirements of PVI's business as presently conducted. Schedule 3.8 contains a full and complete list of each of the fixed
            ------------
assets of PVI having an original cost in excess of $1,000.

  3.9 Inventories.  The inventories of PVI shown on the PVI Balance Sheet or
      -----------
thereafter acquired are all items of a quality usable or saleable in the ordinary and usual course of the business of PVI, except for inventory items which are obsolete or not usable or saleable in the ordinary course of business which have been written down to an amount not in excess of realizable market value or for which adequate reserves or allowances have been provided.

The values at which inventories are carried reflect the business of PVI as it is currently conducted, and the inventory valuation policy of PVI which is consistent with its past practice and in accordance with generally accepted accounting principles applied on a consistent basis.

  3.10  Accounts Receivable.  To the knowledge of PVI, all of the accounts
        -------------------
receivable of PVI shown on the PVI Balance Sheet or thereafter acquired arose and are collectible in the ordinary and usual course of PVI's business, except that the value of such accounts receivable, the collection of which is doubtful or which is subject to a defense or set-off, has been written down to an amount not in excess of realizable market value or adequate reserves or allowances therefor have been provided. The values at which accounts receivable are carried reflect the accounts receivable valuation policy of PVI which is consistent with its past practice and in accordance with generally accepted accounting principles applied on a consistent basis.

  3.11  Taxes.  PVI has timely and properly filed with the appropriate federal,
        -----
state, local and foreign governmental agencies all Tax returns, estimates and reports (collectively, "Tax Returns") it is required to file and when filed all such Tax Returns were true, accurate and complete in accordance with applicable law. PVI has paid or accrued in full all Taxes, if any, it is required to pay to or claimed to be due by, any taxing authority with respect to all taxable years or periods. The PVI Balance Sheet includes adequate provision for all Taxes, if any, through the period indicated thereon which are accrued but not yet due. PVI has not executed or filed with any taxing authority any agree ment, waiver or consent for extension of the period for assessment or collection of any Taxes. PVI is not a party to any pending audit, action or proceeding, nor, to the knowledge of PVI, is any such audit, action or proceeding threatened by any governmental authority for the assessment or collection of Taxes and no claim for assessment or collection of Taxes has been asserted against PVI. No issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the Tax Returns, business or properties of PVI which has not been settled or resolved. PVI has not made an election under Section 341(f) of the Code. PVI has not made or agreed (or been required) to make any adjustment or change in accounting method as a result of any audit or examination. No material special charges, penalties, fines, liens, or similar encumbrances have been asserted against PVI with respect to the payment or failure to pay any Taxes which have not been paid or received without further liability to PVI. There is no action, suit, proceeding, investigation, claim, demand or additional assessment in progress, or threatened against PVI with respect to any Tax, nor is there any factual basis therefor. PVI has disclosed on its federal income tax return all positions taken thereon that could give rise to a substantial understatement of federal income tax liability under Section 6662 of the Code or any predecessor or successor statute. PVI is not a party to any Tax allocation or sharing agreement or cost sharing agreement. PVI has delivered to IMSL true and complete copies of all PVI Tax Returns for any and all taxable periods for which the applicable statute of limitations has not yet expired. PVI is not, and has not been at any time during the five-year period preceding the date hereof, a "United States real property holding corporation" as defined in
Section 897 of the Code and the regulations promulgated thereunder. Proper and accurate amounts have been withheld by PVI from its employees for all periods in compliance with the withholding provisions of applicable federal and state tax laws. No payments by PVI to its officers, directors, employees or consultants under any contract, plan or agreement, including but not limited to this Agreement, or payments contemplated by this Agreement, constitute parachute payments within the meaning of Section 280G of the Code. There are no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns that have been given by PVI. PVI is not subject to the accumulated earnings tax as described in Section 531 of the Code. PVI has maintained and is in possession of any and all books and records necessary to support any position taken on any Tax Return and necessary to defend against any asserted deficiency levied against PVI.

  3.12  Compliance with Law.  To the knowledge of PVI, except for possible minor
        -------------------
exceptions, the curing or non-curing of which would not have a material effect on the condition (financial or otherwise), business, net worth, assets, properties or operations of PVI, the business of PVI has been conducted in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities, including, without limiting the generality of the foregoing, ERISA, and all other laws, regulations and orders relating to employment practices and procedures and the health and safety of employees. PVI has not received any notice of alleged violations of the foregoing.

  3.13  Intentionally Omitted.
        ---------------------

  3.14  Litigation.  There is no claim, dispute, action, proceeding, suit,
        ----------
appeal or, to the knowledge of PVI, investigation, at law or in equity, pending against PVI, or involving any of its assets or properties, before any court, agency, authority, arbitration panel or other tribunal, and, to the knowledge of PVI, none have been threatened against PVI. To the knowledge of PVI, there are no facts which, if known to stockholders, customers, employees, governmental authorities or other persons, would result in any such claim, dispute, action, proceeding, suit, appeal or investigation which would have a material adverse effect on the condition (financial or otherwise), business, net worth, assets, properties or operations of PVI. PVI is not subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, or in default with respect to any notice, order, writ, injunction or decree.

  3.15  Contracts.  Schedule 3.15 constitutes a full and complete list of each
        ---------   -------------
of the following partially or totally executory contracts or agreements to which PVI is a party, or by which it is bound in any respect: (i) contracts or agreements for the purchase, sale, lease or other disposition of equipment, goods, materials, research and development, supplies, studies or capital assets, or for the performance of services, in any individual case involving more than $50,000 ($100,000 in the case of any sales to any one customer); (ii) contracts or agreements for the joint performance of work or services, and all other joint venture agreements; (iii) management or employment contracts, consulting contracts, collective bargaining contracts or termination and severance agreements; (iv) notes, mortgages, deeds of trust, loan agreements, security agreements, guarantees, debentures, indentures, credit agreements and other evidences of indebtedness; (v) pension, retirement, profit-sharing, deferred compensation, bonus, incentive, life insurance, hospitalization or other employee benefit plans or arrangements (including, without limitation, any contracts or agreements with trustees, insurance companies or others relating to any such employee benefit plan or arrangement); (vi) stock option, stock purchase, warrant, repurchase or other contracts or agreements relating to any share of capital stock of PVI; (vii) contracts or agreements with agents, brokers, consignees, sale representatives or distributors; (viii) contracts or agreements with any director, officer, employee, consultant or stockholder (including specifically the agreements referred to in Section 3.17); (ix) powers of attorney or similar authorizations granted by PVI to third parties; and (x) licenses, sublicenses, royalty agreements and other contracts or agreements to which PVI is a party, or otherwise subject, relating to technical assistance or to Proprietary Rights (as defined in Section 3.17). PVI is not a party to, nor is it bound by, any contract or agreement which: (A) PVI can reasonably foresee will result in any material loss upon the performance thereof (including any material liability for penalties or damages, whether liquidated, direct, indirect, incidental or consequential, or down-time charges) and (B) is not reflected or adequately reserved against on the PVI Balance Sheet. Except for those matters which, individually or in the aggregate, do not and will not materially adversely affect the business of PVI, no third party has raised any claim, dispute or controversy with respect to any of the contracts of PVI nor has PVI received notice or warning of alleged nonperformance, delay in delivery or other noncompliance by PVI with respect to its obligations under any of its contracts, nor, to the knowledge of PVI, are there any facts which exist indicating that any of its contracts may be totally or partially terminated or suspended by the other parties thereto. PVI has not entered into any contract or agreement containing covenants limiting the right of PVI to compete in any business or with any person. As used in this Agreement, the terms "contract" and "agreement" mean and include every contract, agreement, commitment, understanding and promise, whether written or oral.

  3.16  Real Property.  Schedule 3.16 constitutes a full and complete list of
        -------------   -------------
all real property leased by PVI or under option to purchase by PVI. All such property leased by PVI is held under valid, subsisting and, subject to principles of specific performance and the impact of bankruptcy laws and other provisions affecting creditors' rights, enforceable leases. PVI does not own any real property in fee simple. To the knowledge of PVI, (i) neither the operations of PVI on any of such real property, nor such real property, including improvements thereon, violate any applicable building code, zoning requirement or classification, or pollution control ordinance or statute relating to the particular property or to such operations, and (ii) such non-violation is not dependent, in any instance, on so-called non-conforming use exceptions.

  3.17  Proprietary Rights.  Schedule 3.17 constitutes a full and complete list
        ------------------   -------------
of all computer software, software programs, patents and patent applications, trademarks and trademark applica tions, trade names, service marks and copyrights owned or used by PVI or in which it has any rights or licenses. PVI has entered into agreements with each of its officers, employees and consultants providing PVI, to the extent permitted by law, with title and ownership to patents, patent applications, trade secrets and inventions conceived, developed, reduced to practice by or at the direction of such person, solely or jointly, during the period of employment by PVI. PVI owns or possesses adequate licenses or other rights to use all computer software, software programs, patents, patent applications, trademarks, trademark applications, trade secrets, service marks, trade names, copyrights, inventions, drawings, designs, customer lists, proprietary know-how or information, or other rights with respect thereto (collectively referred to as "PVI Proprietary Rights"), used in the business of PVI, and the same are sufficient to conduct its business as it has been and is now being conducted. To the knowledge of PVI, the operations of PVI do not conflict with nor infringe, and no one has asserted to PVI that such operations conflict with or infringe, any PVI Proprietary Rights owned, possessed or used by any third party. There are no claims, disputes, actions, proceedings, suits or appeals pending against PVI with respect to any PVI Proprietary Rights, and, to the knowledge of PVI, none has been threatened against PVI. To the knowledge of PVI, there are no facts or alleged facts which would reasonably serve as a basis for any claim that PVI does not have the unrestricted right to use, free of any rights or claims of others, all PVI Proprietary Rights in the development, manufacture, use, sale or other disposition of any or all products or services presently being used, furnished or sold in the conduct of the business of PVI or contemplated by current PVI management (including James R. Warner) to be used, furnished or sold in the business of PVI.

  3.18  Insurance.  Schedule 3.18 constitutes a full and complete list of all
        ---------   -------------
policies of insurance to which PVI is a party or is a beneficiary or named insured, and PVI has in full force and effect, with all premiums due thereon paid, the policies of insur ance set forth therein. All the insurable properties of PVI are insured in amounts and coverages and against risks and losses which are usually insured against by persons holding or operating similar properties in similar businesses.

  3.19  Bank Accounts.  Schedule 3.19 constitutes a full and complete list of
        -------------   -------------
all the bank accounts of PVI, together with the names of the persons authorized to draw thereon. All cash in such accounts is held in demand deposits and is not subject to any restriction or limitation as to withdrawal.

  3.20  No Conflict.  The execution and delivery of this Agreement, and upon
        -----------
approval by the stockholders of PVI and issuance of the Permit by the Commissioner, the execution and delivery of the Merger Certificates by PVI and the performance of its obligations hereunder or thereunder, (i) will not be in violation or breach of, and will not conflict with or constitute a default under, any of the terms of the Articles of Incorporation or Bylaws of PVI, any note, debt instrument, security agreement, lease, deed of trust or mortgage, or any other material contract, agreement or commitment binding upon PVI or any of its assets or properties; (ii) will not result in the creation or imposition of any lien, encumbrance, equity or restriction in favor of any third party upon any of the assets or properties of PVI; and (iii) will not conflict with or violate any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over PVI or any of its assets or properties; except to the extent that any such violation referred to in this subsection (iii) will not have a material adverse effect on the condition (financial or otherwise), business, net worth, assets, properties or operations of PVI. No consents, waivers or approvals of third parties are required to be obtained by PVI in connection with the execution and delivery of this Agreement and, except for approval by the stockholders of PVI and issuance of the Permit by the Commissioner, the execution and delivery of the Merger Certifi cates by PVI and the performance of PVI's obligations hereunder or thereunder.

  3.21  No Default.  PVI has in all material respects performed, or is now
        ----------
performing, the obligations of, and is not in material default individually or in the aggregate (or would not by the lapse of time and/or the giving of notice be in default) in respect of, any note, debt instrument, security agreement, option to purchase, lease, deed of trust or mortgage, or any other contract, agreement or commitment binding upon it or its assets or properties and material to the conduct of its business. To the knowledge of PVI each of the contracts, agreements or other instruments shown on the Schedules referred to in this Article III is a legal, binding and, subject to principles of specific performance and the impact of bankruptcy laws and other provisions affecting creditors' rights, enforceable obligation by or against PVI. To the knowledge of PVI, no party with whom PVI has an agreement or contract is in default thereunder or has breached any terms or provisions thereof which are material to the conduct of PVI's business.

  3.22  Brokers or Finders.  PVI has not incurred and will not incur, directly
        ------------------
or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

  3.23  Certain Advances.  There are no receivables of PVI owing by directors,
        ----------------
officers, employees, consultants or stockholders of PVI, or owing by any Affiliate of PVI, other than advances in the ordinary and usual course of business to officers and employees for reimbursable business expenses. "Affiliate" shall mean the officers and directors of PVI, and any PVI Stockholder who owns five percent (5%) or more of the voting power of the outstanding capital stock of PVI.

  3.24  Underlying Documents.  To the knowledge of PVI, Copies of any underlying
        --------------------
documents listed or described in the Schedules referred to in this Article III have, if requested by IMSL, hereto fore been furnished to IMSL. All such documents furnished to IMSL are true and correct copies, and there are no amendments or modifi cations thereto, except as expressly noted in the PVI Schedules in which such documents are incorporated. The minute books of PVI heretofore made available to IMSL and its counsel for inspection contain full, complete and accurate records of all meetings and other corporate actions taken by the directors and stockholders of PVI.

  3.25  Full Disclosure.  The information furnished by or on behalf of PVI to
        ---------------
IMSL in writing pursuant to this Agreement and the information contained in the Schedules referred to in this Article III, at any time prior to the Effective Time of the Merger, taken as a whole, does not and will not contain any untrue state ment of a material fact, and does not and will not omit to state any material fact necessary to make any statement, in light of the circumstances under which such statement is made, not misleading.

  3.26  Hearing Notice and Proxy Statement.  At the time the Hearing Notice
        ----------------------------------
shall be mailed to PVI Stockholders and at the time the Proxy Statement shall be mailed to PVI Stockholders on the PVI Mailing Date, and at all times subsequent to such date up to and including the PVI Meeting Date and the Effective Time of the Merger, such Hearing Notice and Proxy Statement, with respect to the information (including, without limitation, all financial data) set forth therein provided by PVI or its Affiliates, taken as a whole, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which such statements are made, not misleading.

  3.27  Incentive Stock Options.  PVI represents and warrants that those PVI
        -----------------------
options intended by PVI to be incentive stock options under Section 422 of the Code do in fact so qualify.

  3.28  Hazardous Materials; Environmental Matters.
        ------------------------------------------

        (a) To the knowledge of PVI, the operations of PVI comply in all material respects with all federal, state, and local environmental, health and safety statutes and regulations;

        (b) The operations of PVI are not subject to any judicial or administrative proceeding alleging the violation of any federal, state or local environment, health or safety statute or regulation;

        (c) To the knowledge of PVI, the operations of PVI are not the subject of any federal or state investigation evaluating whether any remedial action is required of PVI to respond to a release of any hazardous or toxic waste, substance or constituent, or other substance, into the environment in violation of law;

        (d) PVI has not filed any notice under federal or state law indicating past or present treatment, storage or disposal requiring a Part B permit or designation of "interim status" as defined under 40 C.F.R. Parts 260-270 or any state equivalent of a hazardous or toxic waste as defined therein or reporting a spill or release of a hazardous or toxic waste, substance or constituent, or other substances, into the environment;

        (e) To the knowledge, of PVI, PVI has not released, as defined in the Comprehensive Environmental Response Compensation and Liability Act (as defined below), any hazardous substance as defined therein into the environment in violation of law;

        (f) None of the operations of PVI involve the generation, transportation, treatment or disposal as defined under 40 C.F.R. Parts 260-270 or any state equivalent of hazardous waste as defined therein requiring a Part B permit or designation of "interim status";

        (g) PVI and its subsidiaries, if any, have not disposed of any hazardous waste or substance by placing it in or on the ground of any premises owned, leased or used by any of them;

        (h) To the knowledge of PVI, after due inquiry of its lessors of real property, no underground storage tanks or surface impoundments are on the premises of PVI;

        (i) No lien in favor of any governmental authority for (A) any liability under federal or state environmental laws or regulations, or (B) damages arising from or costs incurred by such governmental authority in response to a release of a hazardous or toxic waste, substance or constituent, or other substance, into the environment has been filed or attached to the premises of PVI;

        (j) To the knowledge of PVI, all permits necessary for the continued conduct of the business or the transportation, trans fer, recycling, storage, use, treatment, manufacture, investigation or removal of any hazardous material are in place. All such permits are valid and in full force and effect and will survive the Closing without modification. PVI has complied in all material respects with all covenants and conditions of any permits and, to the knowledge of PVI and its subsidiaries, no circumstances exist which could cause any permit to be revoked, modified or rendered nonrenewable upon the payment of the permit fee or which could impose upon PVI the obligation to obtain any additional permits;

        (k) To the knowledge of PVI, PVI has not exposed any persons to, nor received notice of any claim of injury due to exposure of any person to, hazardous materials manufactured, stored, used, distributed, disposed of, released or controlled by PVI;

        (l) To the knowledge of PVI, no hazardous materials are present on any property which has been owned, leased or occupied by PVI, or any of its subsidiaries for the conduct of its business in violation of any federal, state or local law; and

        (m) No claim, complaint, action or proceeding has been brought or is currently pending against PVI relating to any lia bility existing or threatened with respect to hazardous or toxic waste, substances or constituents or other substances or as to the investigation or remediation of hazardous or toxic waste, sub stances or constituents, and PVI has no knowledge that any such claim, complaint, action or proceeding is threatened.

  Notwithstanding and without limitation to any of the repre sentations and warranties set forth above, to the knowledge of PVI, PVI is in compliance in all material respects with: (i) the obligations pursuant to the Resource Conservation and Recovery Act (as defined below) and related state and local statutes and regu lations with respect to the storage and removal of hazardous waste as defined therein from its facilities, including but not limited to, its obligation to manifest the shipment of such hazardous waste; (ii) its obligations to notify employees and others pursuant to the Occupational Safety and Health Act (as defined below) or related state or local statutes and regulations, including but not limited to, the requirement for the development and proper distri bution of hazard communication programs and material safety data sheets, as those documents are defined in federal, state and local statutes and regulations; and (iii) its obligations under "Emer gency Planning and Community Right to Know" provisions of the Comprehensive Environmental Response Compensation and Liability Act (as defined below), as amended by Title III of that statute in 1986, and any related obligations under state or local statutes and regulations.

  "Federal, state and local environmental, health and safety laws, statutes or regulations" means any and all laws, rules, regulations, orders, treaties, statutes and codes promulgated by any local, state, federal or international governmental authority or agency which has jurisdiction over any portion of the subject matter of this Agreement which prohibits, regulates or controls any hazardous material or the transportation, storage, transfer, recycling, use, treatment, manufacture, investigation, removal, remediation, release, exposure of others to, sale or distribution of hazardous materials including, without limitation, the Compre hensive Environmental Response, Compensation and Liability Act (42 U.S.C. (S)9601 et seq.), the Hazardous Material Transportation
                                 -- ---
Act (49 U.S.C. (S)1801 et seq.), the Resource Conservation and Recovery Act (42
                       -- ---
U.S.C. (S)6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C.
               -- ---
(S)1251 et seq.), the Clean Air Act (42 U.S.C. (S)7401 et seq.), the Toxic
        -- ---                                         -- ---
Substances Control Act, as amended (15 U.S.C. (S)2601 et seq.), and the
                                                      -- ---
Occupational Safety and Health Act (29 U.S.C. (S)651 et seq.), as these laws
                                                     -- ---
have been amended or supplemented and any analogous state or local statutes and the regulations promulgated pursuant thereto.

  "Hazardous or toxic waste, substances or constituent or other substance" means those substances which are regulated by or form the basis of liability under any federal, state and local environ mental, health and safety statutes or regulations because they are radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment, including, without limitation: (a) asbestos, (b) oil and petroleum products, (c) explosives,

(d) radioactive substances, pollutants or wastes, (e) urea formaldehyde-containing building materials, (f) polychlorinated biphenyls, (g) radon gas, and
(h) ultra-hazardous or toxic substances, pollutants or wastes.

  3.29  ERISA and Related Matters.  As used herein the term "PVI Employee
        -------------------------
Benefit Plan" shall mean all "employee benefit plans," as defined by Section 3(3) of the Employee Retirement Security Act of 1974, as amended ("ERISA"), and any other employee benefit arrange ments or payroll practices including, without limitation, sick leave, vacation pay, salary continuation for disability, consulting or other compensation arrangements (whether funded or unfunded), retirement, deferred or incentive compensation, bonuses, stock purchase, hospitalization, medical insurance, severance, life insurance and scholarship programs maintained or made available by PVI (or any entity which is a member of a "controlled group of corporations" with or is under "common control" with PVI as defined in Section 414(b) or (c) of the Code (a "Related Party")) to any current or former employee of PVI or any Related Party to which PVI or any Related Party contributed or is obligated to make payments thereunder.

      (a) All PVI Employee Benefit Plans are set forth on Schedule 3.29 hereto.
                                                          -------------
All PVI Employee Benefit Plans which are also "employee pension plans," as defined in Section 3(2) of ERISA (the "PVI Pension Plans") are separately listed on Schedule 3.29 hereto.
   -------------

      (b) The PVI Pension Plans are qualified under Section 401 of the Code and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code, and nothing has occurred with respect to the operation of the PVI Pension Plans which could cause the loss of such qualification or exemption or the imposition of any liability, or tax under ERISA or the Code.

      (c) Neither PVI nor any Related Party maintains or has ever maintained a PVI Pension Plan subject to Title IV of ERISA.

      (d) There is no material violation of ERISA or the Code with respect to the filing of applicable statements, reports, docu ments, and notices with the Secretary of Labor or the Secretary of the Treasury or the furnishing of statements, reports, documents and notices to the participants or beneficiaries with respect to the PVI Employee Benefit Plans.

      (e) True, correct and complete copies of the following documents for each PVI Employee Benefit Plan have been made avail able to IMSL by PVI: (i) all plan documents and related trust documents, insurance contracts and other documents pursuant to which benefits under such Plans are funded or paid, including all amendments, modifications and supplements thereto, (ii) Forms 5500, financial statements, and actuarial reports, if any, for the last three Plan years and any estimates of projected future liabilities, (iii) the last Internal Revenue Service deter mination letter, (iv) the most recent summary plan descriptions, (v) all written communications given to all or any specific group of employees and (vi) written descriptions of all non-written agreements, relating to the PVI Employee Benefit Plans.

      (f) There are no pending claims or lawsuits which have been asserted or instituted against any PVI Employee Benefit Plan, the assets of any of the trusts under such Plans, PVI or a Related Party or against any fiduciary of any PVI Employee Benefit Plan with respect to the operation of such plans, nor does PVI have knowledge of facts which could form the basis for any such claim or lawsuit.

      (g) All amendments and actions required to have been taken prior to the date hereof to bring the PVI Employee Benefit Plans and the PVI Pension Plans into conformity in all material respects with all of the applicable provisions of ERISA and the Code and all other applicable laws have been made or taken.

      (h) Any bonding required with respect to the PVI Pension Plans in accordance with applicable provisions of ERISA has been obtained, and will be in full force and effect until the Closing Date.

      (i) Each PVI Employee Benefit Plan has been maintained, in all material respects, in accordance with its terms and with all provisions of ERISA and the Code (including rules and regulations thereunder) and other applicable law, and neither PVI (or a Related Party) nor any "party in interest" or "disqualified person" with respect to such PVI Employee Benefit Plan has engaged in a "prohibited transaction" within the meaning of Section 4975 of the Code or Title I, Part 4 of ERISA for which no statutory or admini strative exemption exists.

      (j) None of the PVI Employee Benefit Plans which are "welfare benefit plans" within the meaning of Section 3(1) of ERISA provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termina tion of employment except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, ("COBRA") or at the complete expense of the participant or the participant's beneficiary. PVI and each Related Party has complied in all mate rial respects with the notice and continuation requirements of COBRA. There are no commitments, whether contractual in nature or based upon any representation, warranty or other undertaking by PVI which would preclude IMSL from increasing the cost charged individ uals for participating in any continuing medical benefit coverage.

      (k) Neither PVI nor any Related Party has withdrawn in a complete or partial withdrawal from any multi-employer plan within the meaning of Section 4001(a)(3) of ERISA prior to the Closing Date. Neither PVI nor any Related Party has contributed to or been obligated to contribute to any multi-employer plan within the meaning of Section 4001(a)(3) of ERISA.

      (l) Except for the Consulting Agreement described in Section 8.1(h), nothing expressed or implied in this Agreement shall confer upon any employee of PVI or a Related Party, any bene ficiary or dependent of such employee, or upon any legal represen tative or collective bargaining agent of such employee, or upon any other person not a party to this Agreement any rights or remedies, of any nature or kind whatsoever, under or by reason of this Agree ment, including without limitation any right to employment or to continued employment for any specified period or any right to participation or to continued participation in any PVI Employee Benefit Plan or in any comparable arrangement for current or deferred compensation.

      (m) PVI has no arrangements covering employees maintained outside the United States which would be PVI Employee Benefit Plans if they were maintained inside the United States.

      (n) No amounts payable under the PVI Employee Benefit Plans will fail to be deductible to the payor of such amounts for federal income tax purposes by virtue of Section 280G of the Code.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF IMSL AND SUB
                 ----------------------------------------------

  Except as set forth in the schedule of exceptions attached as Schedule 4 (the
                                                                ----------
"IMSL Schedule of Exceptions") or as otherwise contemplated in this Agreement, IMSL represents and warrants to PVI as of the date hereof as follows:

  4.1 Organization.  IMSL is a corporation duly incorporated, validly existing
      ------------
and in good standing under the laws of the State of Texas and Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, and each is duly qualified to do business and is in good standing in each of the other jurisdictions in which it owns or leases property or conducts business except where the failure to be so qualified would not have a material adverse effect on the business of IMSL or Sub.
Neither IMSL nor Sub has received noti fication from any jurisdiction that it is required to qualify to do business in such jurisdiction or that it is otherwise not in good standing in such jurisdiction. Each of IMSL and Sub has all requi site corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and possesses all licenses, franchises, rights and privileges material to the conduct of its business.

  4.2 Capital Structure.  The authorized capital stock of IMSL consists of
      -----------------
2,400,000 shares of IMSL Class A Common, 100,000 shares of IMSL Class B Common and 1,000,000 shares of Preferred Stock. As of the date of this Agreement, 1,041,878 shares of IMSL Class A Common were issued and outstanding, 1,280 shares of IMSL Class B Common were issued and outstanding and no shares of Preferred Stock were issued and outstanding. IMSL has reserved up to 100,000 shares of IMSL Class A Common for issuance upon conversion of the presently outstanding IMSL Class B Common. An additional 150,000 shares of IMSL's Class A Common has been reserved for issuance to key employees, officers, directors and consultants of IMSL under IMSL's 1991 Incentive Stock Option Plan; under this plan, options to purchase a total of 123,750 shares of IMSL Class A Common are presently issued and outstanding (the "IMSL Options").

  Prior to the Closing, IMSL shall have authorized 236,282 shares of IMSL Class A Common to be issued hereunder.

  The authorized capital stock of Sub consists of 1,000 shares of Common Stock, $0.001 par value ("Sub Common"). Upon the execu tion of this Agreement, 1,000 shares of Sub Common were issued and outstanding and were held by IMSL. All outstanding shares of IMSL Class A and Class B Common and Sub Common are validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, IMSL's Articles of Incorporation or Bylaws, Sub's Articles of Incorporation or Bylaws or any agreement to which either IMSL or Sub is a party or is bound.

  4.3 Obligations with Respect to Capital Stock.  Except for outstanding IMSL
      -----------------------------------------
Options to purchase shares of IMSL Class A Common and IMSL Class B Common, as described in Section 4.2, neither IMSL nor Sub has any commitment or obligation, either firm or condi tional, to issue, deliver or sell, or cause to be issued, delivered or sold, under offers, stock option agreements, stock bonus agree ments, stock purchase plans, incentive compensation plans, warrants, calls, conversion rights or otherwise, any shares of the capital stock or other securities of IMSL or Sub. There are no voting trusts or other agreements or understandings with respect to the shares of capital stock of IMSL or Sub. Except as set forth in Section 4.2, there are no equity securities of any class of IMSL or Sub issued, reserved for issuance or outstanding.

  4.4 Equity Investments.  IMSL has no subsidiaries other than Sub and does not
      ------------------
own any equity interest, directly or indirectly, in any corporation, partnership, joint venture, firm or other entity other than Sub.

  4.5  Authority.  IMSL and Sub have all requisite corporate power and authority
       ---------
to enter into this Agreement and the Merger Certificates and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and (when executed and delivered) the Merger Certificates, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of IMSL and Sub. This Agreement has been duly executed and delivered by IMSL and Sub and constitutes valid and binding obli gations of IMSL and Sub. The Merger Certificates will be duly executed and delivered by Sub, and when so executed and delivered, will constitute a valid and binding obligation of Sub. Subject to satisfaction of the conditions set forth in Sections 8.1 and 8.2, the execution and delivery of this Agreement and the Merger Certif icates do not, and the consummation of the transactions contem plated hereby and thereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancella tion or acceleration of any material obligation or to loss of a material benefit under (i) any provision of the Articles of Incor poration or Bylaws of IMSL, (ii) any provision of the Articles of Incorporation or Bylaws of Sub, (iii) any mortgage, indenture, lease, or to the knowledge of IMSL other material agreement or instrument, judgment, order or decree, or (iv) to the knowledge of IMSL, any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to IMSL or Sub or their respective properties or assets, other than any such conflicts, violations, defaults, terminations, cancella tions or accelerations which individually or in the aggregate would not have a material adverse effect on IMSL or Sub taken as a whole.

  To the knowledge of IMSL, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to IMSL or Sub in connection with the execution and delivery of this Agreement by IMSL and Sub or the Merger Certificates by Sub or the consummation by IMSL and Sub of the transactions contemplated hereby or thereby, except for (i) the filing of a Hearing Request and Permit Applica tion with the California Department of Corporations under the California Corporate Securities Laws of 1968, as amended, in connection with the issuance of the IMSL Class A Common pursuant to the Merger, (ii) the filing of the Merger Certificates and related certificates with the California and Delaware Secretaries of State and appropriate documents with the relevant authorities of other states in which IMSL or Sub is qualified to do business, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country including, without limitation, obtaining the Permit from the Commissioner, and

(iv) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a material adverse effect on IMSL and Sub taken as a whole.

  4.6 Financial Statements.  IMSL's audited statements of operations, statements
      --------------------
of shareholders' equity and statements of cash flows for each of the fiscal years ended December 31, 1990 and 1991, and unaudited financial statements for the seven months ended July 31, 1992, IMSL's consolidated balance sheets at December 31 for each such fiscal year and at July 31, 1992 (the balance sheet at July 31, 1992 being hereinafter referred to as the "IMSL Balance Sheet", and all such financial statements being hereinafter referred to collectively as the "IMSL Financial Statements"), are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except that unaudited financial statements have been prepared without footnotes), and fairly present the financial position and results of operations of IMSL as of the respective dates and for the periods indicated thereon. At the date of the IMSL Balance Sheet (the "IMSL Balance Sheet Date"), IMSL had no material liabilities or obligations, fixed, contingent or otherwise, not reflected on the IMSL Balance Sheet, or the accompanying notes thereto, except for (i) liabilities incurred in the ordinary course of business since the date of said balance sheet which are usual and normal in amount both individually and in the aggregate, and (ii) liabilities and obligations as may have arisen in the ordinary course of business prior to the IMSL Balance Sheet Date and which, under generally accepted accounting princi ples, were not required to be reflected on the IMSL Balance Sheet. IMSL has heretofore delivered to PVI true and complete copies of all IMSL Financial Statements, initialed for identification by the Chief Financial Officer of IMSL, and, in the case of the IMSL Financial Statements as of and for the years ended December 31, 1991, which were reported upon without qualification by Peat Marwick, independent public accountants for IMSL.

  4.7 Business Changes.  Since the IMSL Balance Sheet Date, except as otherwise
      ----------------
contemplated by this Agreement, IMSL has conducted its business only in the ordinary and usual course and, without limiting the generality of the foregoing:

      (a) IMSL has not sustained any damage, destruction or loss, by reason of fire, explosion, earthquake, casualty, labor trouble, requisition or taking of property by any government or agent thereof, windstorm, embargo, riot, act of God or public enemy, flood, accident, revocation of license or right to do business, total or partial termination, suspension, default or modification of contracts, governmental restriction or regulation, other calamity, or other similar or dissimilar event (whether or not covered by insurance) materially and adversely affecting the condition (financial or otherwise), business, net worth, assets, properties or operations of IMSL.

      (b) There have been no changes in the condition (financial or otherwise), business, net worth, assets, properties, opera tions, obligations or liabilities (fixed or contingent) of IMSL which, in the aggregate, have had or may be reasonably expected to have (whether before or after the Effective Time of the Merger) a materially adverse effect on the condition (financial or other wise), business, net worth, assets, properties or operations of IMSL.

      (c) IMSL has not issued, or authorized for issuance, any equity security, bond, note or other security of IMSL, except for shares of IMSL Class A Common issued upon the exercise of the IMSL Options referred to in Section 4.2, or accelerated the vesting of any employee stock benefits (including vesting under stock pur chase agreements or exercisability of stock options) and IMSL has not granted, or entered into, any commitment or obligation to issue or sell any such equity security, bond, note or other security of IMSL, whether pursuant to offers, stock option agreements, stock bonus agreements, stock purchase plans, incentive compensation plans, warrants, calls, conversion rights or otherwise, except for shares of IMSL Class A Common issued upon the exercise of the IMSL Options referred to in Section 4.2.

      (d) IMSL has not incurred additional debt for borrowed money, nor incurred any material obligation or liability (fixed, contingent or otherwise), except in the ordinary and usual course of the business of IMSL.

      (e) IMSL has not paid any material obligation or liability (fixed, contingent or otherwise), or discharged or satisfied any lien or encumbrance, or settled any material liability, claim, dispute, proceeding, suit, or appeal, pending or threatened against it or any of its assets or properties, except for current liabili ties included in the IMSL Balance Sheet and current liabilities incurred since the IMSL Balance Sheet Date in the ordinary and usual course of the business of IMSL.

      (f) IMSL has not declared or made any dividend, payment or other distribution on or with respect to any share of capital stock of IMSL.

      (g) IMSL has not purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any share or shares of capital stock of IMSL.

      (h) IMSL has not mortgaged, pledged, otherwise encumbered or subjected to lien any of its assets or properties, tangible or intangible, nor has it committed itself to do any of the foregoing, except for liens for current taxes which are not yet due and payable and purchase-money liens arising out of the pur chase or sale of products or services made in the ordinary and usual course of business.

      (i) IMSL has not disposed of, or agreed to dispose of, any asset or property, tangible or intangible, except in the ordi nary and usual course of business, and in each case for a consider ation at least equal to the fair value of such asset or property, nor has IMSL leased or licensed to others (including officers and directors), or agreed so to lease or license, any asset or property, except in the ordinary course of business, nor has IMSL discontinued any product line or the production, sale or other disposition of any of its products or services.

      (j) IMSL has not purchased or agreed to purchase or otherwise acquire any debt or equity securities of any corporation, partnership, joint venture, firm or other entity; IMSL has not made any expenditure or commitment for the purchase, acquisition, con struction or improvement of a capital asset, except in the ordinary and usual course of business; the amount of any such expenditure and commitment made in the ordinary and usual course of business has not exceeded $10,000 and no commitment has been made which includes obligations extending beyond December 1, 1992.

      (k) IMSL has not entered into any transaction or contract, or made any commitment to do the same, except in the ordi nary and usual course of business and not involving an amount in any individual case in excess of $10,000 ($25,000 in the case of any single sale to any one customer), nor has IMSL waived any right of substantial value or cancelled any debts or claims or volun tarily suffered any extraordinary losses which individually or in the aggregate would have a materially adverse effect on the business of IMSL.

      (l) IMSL has not sold, assigned, transferred or conveyed, or committed itself to sell, assign, transfer or convey, any Proprietary Rights (as defined in Section 4.14), except in the ordinary course of business.

      (m) IMSL has not effected or agreed to effect any amendment or supplement to any employee profit sharing, stock option, stock purchase, pension, bonus, incentive, retirement, medical reimbursement, life insurance, deferred compensation or any other employee benefit plan or arrangement.

      (n) Except for normal merit wage, salary and benefit increases for non-senior management employees consistent with IMSL's established practices, IMSL has not paid or committed itself to pay to or for the benefit of any of its directors, officers, employees or shareholders any compensation of any kind other than wages, salaries and benefits at times and rates in effect prior to the IMSL Balance Sheet Date.

      (o) IMSL has not effected or agreed to effect any change in its directors or executive management.

      (p) IMSL has not effected or committed itself to effect any amendment or modification in its Articles of Incorporation or Bylaws.

      (q) To the knowledge of IMSL, no statute has been enacted nor has any rule or regulation been adopted (whether before or after the date of the IMSL Balance Sheet) which may reasonably be expected to have a material and adverse effect on the condition (financial or otherwise), business, net worth, assets, properties or operations of IMSL.

  4.8 Properties.  IMSL owns no real property in fee simple. The IMSL Balance
      ----------
Sheet reflects all of the personal property used by IMSL in its business or otherwise held by IMSL, except for (i) property acquired or disposed of in the ordinary and usual course of the business of IMSL since the date of such balance sheet, and (ii) property not required under generally accepted accounting principles to be reflected thereon. IMSL has good and marketable title to all assets and properties listed on the IMSL Balance Sheet or thereafter acquired, free and clear of any imper fections of title, lien, claim, encumbrance, restriction, charge or equity of any nature whatsoever, except for the lien of current taxes not yet due and payable. All of the fixed assets and proper ties listed on the IMSL Balance Sheet or thereafter acquired are in satisfactory condition and repair for the requirements of its business as presently conducted.

  4.9 Taxes.  IMSL has timely and properly filed with the appropriate federal,
      -----
state, local and foreign governmental agencies all Tax returns, estimates and reports (collectively, "Tax Returns") it is required to file and when filed all such Tax Returns were true, accurate and complete in accordance with appli cable law. IMSL has paid or accrued in full all Taxes, if any, it is required to pay to or claimed to be due by, any taxing authority with respect to all taxable years or periods. The IMSL Balance Sheet includes adequate provision for all Taxes, if any, through the period indicated thereon which are accrued but not yet due. IMSL has not executed or filed with any taxing authority any agreement extending the period for assessment or collection of any Taxes. IMSL is not a party to any pending audit, action or proceeding, nor, to the knowledge of IMSL, is any such audit, action or proceeding threatened by any governmental authority for the assessment or collection of Taxes, and no claim for assessment or collection of Taxes has been asserted against IMSL. No issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the Tax Returns, business or properties of IMSL which has not been settled or resolved. IMSL has not made an election under Section 341(f) of the Code. IMSL has not made or agreed (or been required) to make any adjustment or change in accounting method as a result of any audit or examination. No material special charges, penalties, fines, liens, or similar encumbrances have been asserted against IMSL with respect to the payment or failure to pay any Taxes which have not been paid or received without further liability to IMSL. There is no action, suit, proceeding, investigation, claim, demand or additional assessment in progress, or threatened against IMSL with respect to any Tax, nor is there any factual basis therefor. IMSL has disclosed on its federal income tax return all positions taken thereon that could give rise to a substantial underestimate of federal income tax liability under Section 6662 of the Code or any predecessor or successor statute. IMSL is not a party to any Tax allocation or sharing agreement or cost sharing agreement. IMSL has delivered to PVI true and complete copies of all IMSL Tax Returns for any and all taxable periods for which the applicable statute of limitations has not yet expired. IMSL is not, and has not been at any time during the five-year period preceding the date hereof, a "United States real property holding corporation" as defined in Section 897 of the Code and the regulations promulgated thereunder. Proper and accurate amounts have been withheld by IMSL from its employees for all periods in compliance with the with holding provisions of applicable federal and state Tax laws. There are no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns that have been given by IMSL. IMSL is not subject to the accumulated earnings tax as described in Section 531 of the Code. IMSL has maintained and is in possession of any and all books and records necessary to support any position taken on any Tax Return and necessary to defend against any asserted deficiency levied against IMSL.

  4.10  Compliance with Law.  To the knowledge of IMSL, except for possible
        -------------------
minor exceptions, the curing or non-curing of which would not have a material effect on the condition (financial or otherwise), business, net worth, assets, properties or operations of IMSL, the business of IMSL has been conducted in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities, including, without limiting the gener ality of the foregoing, ERISA, and all other laws, regulations and orders relating to employment practices and procedures, the health and safety of employees, and the pollution of the atmosphere and rivers, streams and lakes. IMSL has not received any notice of alleged violations of the foregoing.

  4.11  Litigation.  There is no claim, dispute, action, proceeding, suit,
        ----------
appeal or, to the knowledge of IMSL, investigation, at law or in equity, pending against IMSL, or involving any of its assets or properties, before any court, agency, authority, arbi tration panel or other tribunal, and, to the knowledge of IMSL, none have been threatened against IMSL. To the knowledge of IMSL, there are no facts which, if known to shareholders, customers, employees, governmental authorities or other persons, would result in any such claim, dispute, action, proceeding, suit, appeal or investigation which would have a material adverse effect on the condition (financial or otherwise), business, net worth, assets, properties or operations of IMSL. IMSL is not subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, or in default with respect to any notice, order, writ, injunction or decree.

  4.12  Material Contracts.  Except as set forth in the IMSL Schedule of
        ------------------
Exceptions, IMSL has no currently existing contract, obligation, agreement, plan, arrangement, commitment or the like (written or oral) of any material nature, relating to the following or to any other matters:

      (a) Employment, bonus or consulting agreements, pension, profit sharing, deferred compensation, stock bonus, retire ment, stock option, stock purchase, phantom stock or similar plans, including agreements evidencing rights to purchase securities of IMSL and agreements among shareholders and IMSL;

      (b) Loan or other agreements, notes, indentures, or instruments relating to or evidencing indebtedness for borrowed money, or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance on any of IMSL's property or any agreement or instrument evidencing any guaranty by IMSL of payment or performance by any other person;

      (c) Agreements with dealers, sales representatives, brokers or other distributors, jobbers, advertisers or sales agencies;

      (d) Agreements with any labor union or collective bargaining organization or other labor agreements;

      (e) Any joint venture contract or arrangement or other agreement involving a sharing of profits or expenses to which IMSL is a party;

      (f) Agreements limiting the freedom of IMSL to compete in any line of business or in any geographic area of with any person;

      (g) Agreements providing for the license to or from IMSL for any technology or for the disposition of the business, assets or shares of IMSL, agreements of merger or consolidation to which IMSL is a party or letters of intent with respect to the foregoing;

      (h) Letters of intent or agreements with respect to the acquisition of the business, assets or shares of any other business; and

      IMSL has complied with all the material provisions of all said contracts, obligations, agreements, plans, arrangement, and commitments and is not in default thereunder.

  4.13  Real Property.  All real property leased by IMSL is held under valid,
        -------------
subsisting and, subject to principles of specific performance and the impact of bankruptcy laws and other provisions affecting creditors' rights, enforceable leases. IMSL does not own any real property in fee simple. To the knowledge of IMSL, (i) neither the operations of IMSL on any of such real property, nor such real property, including improvements thereon, violate any applicable building code, zoning requirement or classification, or pollution control ordinance or statute relating to the particular property or to such operations, and (ii) such nonviolation is not dependent, in any instance, on so-called nonconforming use exceptions.

  4.14  Proprietary Rights.  IMSL has entered into agreements with each of its
        ------------------
officers, employees and consultants providing IMSL, to the extent permitted by law, with title and ownership to patents, patent applications, trade secrets and inventions con ceived, developed, reduced to practice by or at the direction of such person, solely or jointly, during the period of employment by IMSL. IMSL owns or possesses adequate licenses or other rights to use all computer software, software programs, patents, patent applications, trademarks, trademark applications, trade secrets, service marks, trade names, copyrights, inventions, drawings, designs, customer lists, proprietary know-how or information, or other rights with respect thereto (collectively referred to as "Proprietary Rights"), used in the business of IMSL, and the same are sufficient to conduct its business as it has been and is now being conducted. To the knowledge of IMSL, the operations of IMSL do not conflict with nor infringe, and no one has asserted to IMSL that such operations conflict with or infringe, any Proprietary Rights owned, possessed or used by any third party. There are no claims, disputes, actions, proceedings, suits or appeals pending against IMSL with respect to any Proprietary Rights (other than those, if any, with respect to which service of process or similar notice may not yet have been made on IMSL), and, to the knowledge of IMSL, none has been threatened against IMSL. To the knowledge of IMSL, there are no facts or alleged facts which would reasonably serve as a basis for any claim that IMSL does not have the unrestricted right to use, free of any rights or claims of others, all Proprietary Rights in the development, manufacture, use, sale or other disposition of any or all products or services presently being used, furnished or sold in the conduct of the business of IMSL or contemplated by current IMSL management to be used, fur nished or sold in the business of IMSL.

  4.15  Insurance.  IMSL has in full force and effect fire and casualty
        ---------
insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

  4.16  No Conflict.  The execution and delivery of this Agreement and issuance
        -----------
of the Permit by the Commissioner, the execution and delivery of the Merger Certificates by IMSL and the performance of its obligations hereunder or thereunder, (i) will not be in violation or breach of, and will not conflict with or constitute a default under, any of the terms of the Articles of Incorporation or Bylaws of IMSL or Sub, or any note, debt instrument, security agreement, lease, deed of trust or mortgage, or any other contract, agreement or commitment binding upon IMSL or Sub or any of their assets or properties; (ii) will not result in the creation or imposition of any lien, encumbrance, equity or restriction in favor of any third party upon any of the assets or properties of IMSL or Sub; and (iii) will not conflict with or violate any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over IMSL or Sub or any of their assets or properties; except to the extent that any such violation referred to in this subsection (iii) will not have a material adverse effect on the condition (financial or otherwise), business, net worth, assets, properties or operations of IMSL or Sub. No consents, waivers or approvals of third parties material to the operations of IMSL or Sub are required to be obtained by IMSL or Sub in connection with the execution and deliv ery of this Agreement and, except for approval by the shareholders of IMSL and issuance of the Permit by the Commissioner, the Merger Certificates by IMSL and the performance of IMSL's obligations hereunder or thereunder.

  4.17  No Default.  IMSL has in all material respects performed, or is now
        ----------
performing, the obligations of, and IMSL is not in material default individually or in the aggregate (or would by the lapse of time and/or the giving of notice be in default) in respect of, any note, debt instrument, security agreement, option to purchase, lease, deed of trust or mortgage, or any other con tract, agreement or commitment binding upon it or its assets or properties and material to the conduct of its business. To the knowledge of IMSL, no party with whom IMSL has an agreement or contract is in default thereunder or has breached any terms or provisions thereof which are material to the conduct of IMSL's business.

  4.18  Brokers or Finders.  IMSL has not incurred, and will not incur, directly
        ------------------
or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

  4.19  Certain Advances.  There are no receivables of IMSL owing by directors,
        ----------------
officers, employees, consultants or share holders of IMSL, or owing by any Affiliate of IMSL other than advances in the ordinary and usual course of business to officers and employees for reimbursable business expenses. "Affiliate" shall mean the officers and directors of IMSL, and any IMSL Shareholder who owns five percent (5%) or more of the voting power of the outstanding capital stock of IMSL.

  4.20  Full Disclosure.  The information furnished by or on behalf of IMSL to
        ---------------
PVI in writing pursuant to this Agreement, at any time prior to the Effective Time of the Merger, taken as a whole, does not and will not contain any untrue statement of a material fact and does not and will not omit to state any material fact necessary to make any statement, in light of the circumstances under which such statement is made, not misleading.

  4.21  Hearing Notice and Proxy Statement.  At the time the Hearing Notice
        ----------------------------------
shall be mailed to PVI Stockholders and the time the Proxy Statement shall be mailed to the PVI Stockholders on the PVI Mailing Date, and at all times subsequent to such date up to and including the PVI Meeting Date and Effective Time of the Merger, such Hearing Notice and Proxy Statement, with respect to the information (including, without limitation, all financial data) set forth therein provided by IMSL or its Affiliates, taken as a whole, will not contain any untrue statement of a material fact or omit to state any material required to be stated therein or necessary to make the statement contained therein, in light of the circumstances under which such statements are made, not misleading.

  4.22  Shares of Common.  The shares of IMSL Class A Common will, when issued
        ----------------
and delivered to the PVI Stockholders in accor dance herewith, be duly authorized, validly issued, fully paid and nonassessable.

  4.23  Hazardous Materials; Environmental Matters.
        ------------------------------------------

      (a) To the knowledge of IMSL, the operations of IMSL comply in all material respects with all federal, state, and local environmental, health and safety statutes and regulations;

      (b) The operations of IMSL are not subject to any judicial or administrative proceeding alleging the violation of any federal, state or local environment, health or safety statute or regulation;

      (c) To the knowledge of IMSL, the operations of IMSL are not the subject of any federal or state investigation evaluating whether any remedial action is required of IMSL to respond to a release of any hazardous or toxic waste, substance or constituent, or other substance, into the environment in violation of law;

      (d) IMSL has not filed any notice under federal or state law indicating past or present treatment, storage or disposal requiring a Part B permit or designation of "interim status" as defined under 40 C.F.R. Parts 260-270 or any state equivalent of a hazardous or toxic waste as defined therein or reporting a spill or release of a hazardous or toxic waste, substance or constituent, or other substances, into the environment;

      (e) To the knowledge of IMSL, IMSL has not released, as defined in the Comprehensive Environmental Response Compensation and Liability Act (as defined in Section 3.28), any hazardous substance as defined therein into the environment in violation of law;

      (f) None of the operations of IMSL involve the generation, transportation, treatment or disposal as defined under 40 C.F.R. Parts 260-270 or any state equivalent of hazardous waste as defined therein requiring a Part B permit or designation of "interim status";

      (g) To the knowledge of IMSL, IMSL and its subsidiaries, if any, have not disposed of any hazardous waste or substance by placing it in or on the ground of any premises owned, leased or used by any of them;

      (h) To the knowledge of IMSL, after due inquiry of its Lessors of real property, no underground storage tanks or surface impoundments are on the premises of IMSL;

      (i) No lien in favor of any governmental authority for (A) any liability under federal or state environmental laws or regulations, or (B) damages arising from or costs incurred by such governmental authority in response to a release of a hazardous or toxic waste, substance or constituent, or other substance, into the environment has been filed or attached to the premises of IMSL;

      (j) To the knowledge of IMSL, all permits necessary for the continued conduct of the business or the transportation, transfer, recycling, storage, use, treatment, manufacture, investigation or removal of any hazardous material are in place. All such permits are valid and in full force and effect and will survive the Closing without modification. IMSL has complied in all material respects with all covenants and conditions of any permits and, to the best knowledge of IMSL and its subsidiaries, no circumstances exist which could cause any permit to be revoked, modified or rendered non-renewable upon the payment of the permit fee or which could impose upon IMSL the obligation to obtain any additional permits;

      (k) To the knowledge of IMSL, IMSL has not exposed any persons to, nor received notice of any claim of injury due to exposure of any person to, hazardous materials manufactured, stored, used, distributed, disposed of, released or controlled by IMSL;

      (l) To the knowledge of IMSL, no hazardous materials are present on any property which has been owned, leased or occupied by IMSL, or any of its subsidiaries for the conduct of its business in violation of any federal, state or local law; and

      (m) No claim, complaint, action or proceeding has been brought or is currently pending against IMSL relating to any liability existing or threatened with respect to hazardous or toxic waste, substances or constituents or other substances or as to the investigation or remediation of hazardous or toxic waste, substances or constituents, and IMSL has no knowledge that any such claim, complaint, action or proceeding is threatened.

  Notwithstanding and without limitation to any of the representations and warranties set forth above, to the knowledge of IMSL, IMSL is in compliance in all material respects with: (i) the obligations pursuant to the Resource Conservation and Recovery Act (as defined in Section 3.28) and related state and local statutes and regulations with respect to the storage and removal of hazardous waste as defined therein from its facilities, including but not limited to, its obligation to manifest the shipment of such hazardous waste;
(ii) its obligations to notify employees and others pursuant to the Occupational Safety and Health Act (as defined in Section 3.28) or related state or local statutes and regulations, including but not limited to, the requirement for the development and proper distribution of hazard communication programs and material safety data sheets, as those documents are defined in federal, state and local statutes and regulations; and (iii) its obligations under "Emergency Planning and Community Right to Know" provisions of the Comprehensive Environmental Response Compensation and Liability Act (as defined in Section 3.28), as amended by Title III of that statute in 1986, and any related obligations under state or local statutes and regulations.

  For purposes of this Section 4.22, the terms "Federal, state and local environmental, health and safety laws, statutes or regulations" and "hazardous or toxic waste, substances or constituent or other substance" shall have the meanings defined in Section 3.28.

  4.24  ERISA and Related Matters.  As used herein the term "IMSL Employee
        -------------------------
Benefit Plan" shall mean all "employee benefit plans," as defined by Section 3(3) of the Employee Retirement Security Act of 1974, as amended ("ERISA"), and any other employee benefit arrangements or payroll practices including, without limitation, sick leave, vacation pay, salary continuation for disability, consulting or other compensation arrangements (whether funded or unfunded), retirement, deferred or incentive compensation, bonuses, stock purchase, hospitalization, medical insurance, severance, life insurance and scholarship programs maintained or made available by IMSL (or any entity which is a member of a "controlled group of corporations" with or is under "common control" with IMSL as defined in Section 414(b) or (c) of the Code (a "Related Party")) to any current or former employee of IMSL or any Related Party to which IMSL or any Related Party contributed or is obligated to make payments thereunder.

      (a) There are no pending claims or lawsuits which have been asserted or instituted against any IMSL Employee Benefit Plan, the assets of any of the trusts under such Plans, IMSL or a Related Party or against any fiduciary of any IMSL Employee Benefit Plan with respect to the operation of such plans, nor does IMSL have knowledge of facts which could form the basis for any such claim or lawsuit.

      (b) All amendments and actions required to have been taken prior to the date hereof to bring the IMSL Employee Benefit Plans and the Pension Plans into conformity in all material respects with all of the applicable provisions of ERISA and all other applicable laws have been made or taken.

      (c) None of the IMSL Employee Benefit Plans which are "welfare benefit plans" within the meaning of Section 3(1) of ERISA provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, ("COBRA") or at the expense of the participant or the participant's beneficiary. IMSL and each Related Party has complied in all material respects with the notice and continuation requirements of COBRA.

      (d) Neither IMSL nor any Related Party has withdrawn in a complete or partial withdrawal from any multi-employer plan within the meaning of Section 4001(a)(3) of ERISA prior to the Closing Date. Neither IMSL nor any Related Party has contributed to or been obligated to contribute to any multi-employer plan within the meaning of Section 4001(a)(3) of ERISA.


                                   ARTICLE V

                           SECURITIES ACT COMPLIANCE
                           -------------------------

  5.1 Securities Act Exemption.  The IMSL Class A Common to be issued pursuant
      ------------------------
to this Agreement shall not be registered under the Securities Act in reliance upon the exemption contained in Section 3(a)(10) of said Securities Act.

  5.2 Fairness Hearing and Permit.  IMSL has filed or will file the Permit
      ---------------------------
Application with the Commissioner and the Hearing Request for the Hearing to be held by the Commissioner to consider the terms, conditions and fairness of the transactions contemplated by this Agreement and the Merger Certificates pursuant to Section 25142 of the California Corporate Securities Laws of 1968, as amended. As soon as permitted by the Commissioner, IMSL shall cause the mailing of the Hearing Notice to all PVI Stockholders entitled to receive such notice pursuant to the requirements of the rules of the Commissioner and the California Corporate Securities Laws of 1968, as amended. PVI shall furnish to IMSL such data and information concerning PVI as is necessary for IMSL's preparation and filing of the Permit Application, the Hearing Request and the Hearing Notice. All documents relating to the Hearing and filed with the Commissioner shall contain all of the material required to be contained therein by the California Corporate Securities Laws of 1968, as amended, and the rules and regulations thereunder. All documents relating to the Hearing and to be mailed to PVI Stock holders shall be reviewed and approved by PVI prior to mailing.

  5.3 Stock Restrictions.  In addition to any legend imposed by applicable state
      ------------------
securities laws, the certificates representing the shares of IMSL Class A Common issued pursuant to this Agreement shall bear a restrictive legend (and stop transfer orders shall be placed against the transfer thereof), stating substantially as follows:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, OR THE HOLDER RECEIVES AN OPINION OF COUNSEL OF THE COMPANY OR THE HOLDER OF THE SECURITIES SATISFACTORY TO THE

      COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

  5.4 Stockholders' Representations Regarding Securities Law Matters.  Except
      --------------------------------------------------------------
for any additional restriction on transfer required of any PVI Stockholder required by IMSL or PVI or counsel for IMSL to ensure that the Merger is treated as a tax-free reorganization under Section 368(a) of the Code, each PVI Stock holder, by virtue of the Merger and such conversion, shall be bound by the following provisions:

      (a) The PVI Stockholder will not offer, sell or otherwise dispose of any shares of IMSL Class A Common except in compliance with the Securities Act and the rules and regulations thereunder.

      (b) The PVI Stockholder will not make any sale, transfer or other disposition of the IMSL Class A Common unless (i) such sale, transfer or other disposition is within the limitations of and in compliance with either Rule 144 or Rule 144(k) promulgated by the Securities and Exchange Commission under the Securities Act and the PVI Stockholder furnishes IMSL with reasonable proof of compliance with such Rule, or (ii) in the opinion of counsel reasonably acceptable to IMSL and its counsel, some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer or other disposition of the IMSL Class A Common, or (iii) the offer and sale of the IMSL Class A Common is registered under the Securities Act.


                                   ARTICLE VI

                   COVENANTS RELATING TO CONDUCT OF BUSINESS
                   -----------------------------------------

  6.1 Covenants of PVI.  During the period from the date of this Agreement and
      ----------------
continuing until the Effective Time of the Merger, PVI agrees (except as expressly contemplated by this Agree ment or to the extent that IMSL shall otherwise consent in writing) that:

      (a) Ordinary Course.  PVI shall carry on its business in the usual,
          ---------------
regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationship with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time of the Merger.

      (b) Dividends; Changes in Stock.  PVI shall not and shall not propose to
          ---------------------------
(i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase or otherwise acquire any shares of its capital stock. Any outstanding rights to receive dividends whether or not accrued, shall terminate immediately prior to the Effective Time of the Merger.

      (c) Issuance of Securities.  Except for the exercise of options to
          ----------------------
purchase 396,964 shares of PVI Common and the exercise of warrants to purchase 100,000 shares of PVI Common, and the issuance and exercise of additional options (which shall not exceed 15,000 shares) issued in the ordinary cause of PVI's business, PVI shall not issue, deliver or sell or authorize or propose the issu ance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities (other than the issuance of PVI Common upon the exercise of employee stock options under the PVI Stock Option Plan outstanding on the date of this Agreement. In the event additional options are issued and exercised prior to the Closing Date, appropriate adjustments will be made in Section 2.3 of this Agreement.

      (d) Governing Documents.  PVI shall not amend its Articles of
          -------------------
Incorporation or Bylaws.

      (e) No Other Bids.  From the date hereof, and until this Agreement is
          -------------
terminated, PVI agrees, and shall use its best efforts to cause its officers, directors, employees, agents and stockholders, not to solicit or encourage, directly or indirectly, in any manner, discussion with or furnish or cause to be furnished any information to, any person other than Sub or IMSL in connection with, or negotiate for or otherwise pursue, the sale of PVI Common, all or substantially all of the tangible or intangible assets of PVI, including intellectual property, or any portion or all of its business, or any business combination or merger of PVI with any other party. PVI and its agents shall maintain a written record, including the contacting party and the substance of the discussion, of any inquiries or proposals with respect to the foregoing during the term of this obligation. In the event that the Merger is not consummated for any reason, PVI will promptly inform IMSL of all contacts recorded by the procedure above. In the event that the agreements in this paragraph are violated by PVI or its officers, directors, employees, agents or stockholders, and IMSL does not consummate the Merger due to such violation, then, in addition to other remedies available to IMSL, IMSL shall be entitled to receive from PVI all out-of-pocket expenses (including reasonable attorney's fees and expenses relating to the financing) which IMSL has incurred.

      (f) No Acquisitions.  PVI shall not acquire or agree to acquire by merging
          ---------------
or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to PVI except in the ordinary course of business consistent with prior practice.

      (g) No Dispositions.  PVI shall not sell, lease or otherwise dispose of
          ---------------
any of its assets, which are material, individually or in the aggregate, to PVI except in the ordinary course of business consistent with prior practice.

      (h) Indebtedness.  PVI shall not incur any indebtedness for borrowed money
          ------------
or guarantee any such indebtedness or issue or sell any debt securities of PVI or guarantee any debt securities of others.

      (i) Benefit Plans, Etc.  PVI shall not adopt or amend in any material
          -------------------
respect any collective bargaining agreement or benefit plan or any other agreement with employees.


                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS
                             ---------------------

  7.1 Access to Information.  Each party (the "disclosing party") shall afford
      ---------------------
to the other (the "requesting party") and to the requesting party's accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time of the Merger to all of the disclosing party's properties, books, contracts, commitments and records and, during such period, the disclosing party shall use reasonable efforts to furnish promptly to the requesting party (a) a copy of each report, schedule and other document filed or received by the disclosing party during such period pursuant to the requirements of federal and state securities laws and (b) all other information concerning the business, properties and personnel of the disclosing party as the requesting party may reasonably request, provided that the disclosing party shall not be required to disclose any information which it is legally required to keep confidential. Prior to the satisfaction of the contingency set forth in Section 8.3(f), PVI's obligation hereunder shall be limited to those matters necessary to assist IMSL to obtain such financing. The requesting party will not use such information for purposes other than this Agreement and will otherwise hold such information in confidence (and the requesting party will cause its consultants and advisors also to hold such information in confidence) and in the event of termination of this Agreement for any reason the requesting party shall promptly return, or cause to be returned, to the disclosing party all nonpublic documents obtained from the disclosing party which it would not otherwise have been entitled to obtain, and any copies made of such documents, extracts and copies thereof.

  7.2 Operational Issues.  Except as independently agreed by Robert B. Louthan
      ------------------
and Ted Charter, IMSL agrees with PVI that there will be no co-mingling of operations of PVI and IMSL, contact with PVI employees other than Robert B. Louthan or James R. Warner, or provision of offices for any IMSL employees unless and until (i) specifically requested and authorized by James R. Warner or Robert B. Louthan, (ii) the Consideration has been placed with the Exchange Agent pursuant to Section 2.4 hereof, or (iii) the Closing Date.

  7.3 Legal Conditions to the Merger.  Each party will take all reasonable
      ------------------------------
actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and will promptly cooperate with and furnish information to the other party in connection with any such requirements imposed upon such other party in connection with the Merger. Each party will take all reasonable actions to obtain (and to cooperate with the other party in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity, or other third party, required to be obtained or made by such party or (or by the other party) in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

  7.4 Affiliates.  Prior to the Closing Date, PVI shall deliver to IMSL a letter
      ----------
identifying all persons who are, at the time this Agreement is submitted for approval to the PVI Stock holders, "affiliates" of PVI for purposes of Rule 145 under the Securities Act.

  7.5 PVI Stockholders' Approval.  PVI agrees to submit this Agreement and the
      --------------------------
Merger Certificates to its stockholders for approval and adoption by means of the Proxy Statement, all as provided by law and its Articles of Incorporation and Bylaws, at a meeting which will be held, or in lieu thereof, in the form of a written consent to be submitted, on the earliest possible date following issuance of the Permit; it being understood that PVI and IMSL will use all reasonable efforts and take all such steps as shall be required to file an application for such Permit on the earliest practicable date. The parties agree that the Proxy Statement (or any other solicitation material) shall not be sent to such stockholders until the Permit is issued unless otherwise permitted by the Commissioner. The Board of Directors of PVI will unanimously recommend to the PVI Stockholders that such stock holders approve the transactions contemplated by this Agreement and the Merger Certificates.

  7.6  PVI Dissenting Shares.  As promptly as practicable after the date of the
       ---------------------
PVI Stockholders' Meeting and prior to the Closing Date, PVI shall furnish IMSL with the name and address of each PVI Dissenting Stockholder and the number of PVI Dissenting Shares owned by such Dissenting Stockholder.

  7.7  Proxy Statement.  As soon as practicable, PVI shall prepare the Proxy
       ---------------
Statement. Both parties shall cooperate in the preparation of the Proxy Statement, which shall be in form and substance reasonably acceptable to each party and its counsel. The Proxy Statement shall be included in the Permit Application.

  7.8  Blue Sky Laws.  IMSL shall take such steps as may be necessary to comply
       -------------
with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the Merger. PVI shall use its best efforts to assist IMSL to the extent necessary to comply with such laws.

  7.9  Notice of Certain Defaults or Claims. PVI will give prompt notice to IMSL
       ------------------------------------
of any notice of default received by it subsequent to the date of this Agreement and prior to the Effective Time of the Merger under any instrument or agreement to which PVI is a party or by which it is bound, and of the assertion of any claim which, if upheld, would render inaccurate any representation of PVI herein.

  7.10  Implementation of Representations and Warranties.  PVI and IMSL will
        ------------------------------------------------
each take all reasonable action within their respective capability necessary to render accurate as of the Effective Time of the Merger their respective representations and warranties contained in this Agreement and PVI and IMSL will each refrain from taking any action which would render inaccurate as of the Effective Time of the Merger any such representations or warranties.

  7.11  Communications.  Between the date hereof and the Effective Time of the
        --------------
Merger, neither IMSL nor PVI will furnish any communication to its shareholders (other than the Proxy Statement, in the case of PVI Stockholders) or to the public generally if the subject matter thereof relates to the other party or to the transactions contemplated by this Agreement or the Merger Certificates without the prior approval of the other party as to the content thereof, which approval shall not be unreasonably withheld. Nothing contained herein shall prevent either party at any time from furnishing any information to any governmental agency or from issuing any release where it reasonably believes it is legally required to do so.

  7.12  Delivery of Stock Certificates.  IMSL will issue and deliver, as and
        ------------------------------
when required by the provisions of the Merger Certificates, certificates with the restrictive legends referred to in Article V hereof representing the shares of IMSL Class A Common into which the shares of PVI Common outstanding immediately prior to the Effective Time of the Merger shall have been converted as provided herein (less the number of shares of IMSL Class A Common to be deposited in escrow pursuant to Article X hereof).

  7.13  FIRPTA Compliance.  PVI agrees to deliver to IMSL, on or prior to the
        -----------------
Effective Time of the Merger, a statement executed on its behalf by its chief executive officer or president in such form as reasonably requested by counsel for IMSL, conforming to the requirements of Treasury Regulation Section 1.897-2(h)(1)(i) and further agrees to provide the notification, if any, to the Internal Revenue Service required pursuant to Treasury Regulation Section 1.897-2(h)(2).

  7.14  Copies of Certain Documents.  Prior to the Closing Date, PVI will
        ---------------------------
deliver or make available to IMSL true and complete copies of: (i) the currently effective Articles of Incorporation and Bylaws of PVI; (ii) all federal and other tax returns filed by PVI for each of the three fiscal years ended March 31, 1992 and prior; (iii) a list entitled "Stockholder and Optionholder List", showing the names and addresses of the holders of PVI Common, PVI options and PVI warrants (including designation of any PVI option which is an incentive stock option under Section 422A of the Code), the number of shares held by, or subject to options or rights granted or issued to, such holders, and the manner in which such shares, options or rights are so held, including copies of any PVI stock option or similar plans and a copy of each outstanding stock option agreement; (iv) a list (including titles) of the directors and officers of PVI;
(v) a "Schedule of Business Done by PVI", which includes a complete list of all jurisdictions in which PVI is qualified as a foreign corporation or is licensed to do business, and a complete list of all jurisdictions in which PVI is con ducting, or has conducted, any business during the last two years; (vi) a "Schedule of Permits to Do Business" which includes a complete list of all licenses, permits, certificates or other evidences of authority of PVI to conduct its business or any part thereof; (vii) a complete list of all investments of PVI, if any, in securities (whether debt or equity) entitled "Schedule of Investments" and (viii) the PVI Financial Statements.

  7.15  Attendance of IMSL Board of Directors' Meetings.  If the PVI
        -----------------------------------------------
Stockholders are not represented on IMSL's Board of Directors, IMSL shall invite a representative of the PVI Stockholders (such person to be chosen by the PVI Stockholders and consented to by IMSL, which consent shall not be unreasonably withheld) to attend all meetings of IMSL's Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, financials and other material that it provides to its directors; provided, however, that in no event shall the failure to provide the notice described above invalidate in any way any action taken at a meeting of the IMSL Board of Directors. Such representative may participate in dis cussion of matters brought to the IMSL Board of Directors. Not withstanding the foregoing, the IMSL Board of Directors reserves the right to withhold any information and to exclude such repre sentative from any meeting, or portion thereof, if the Board of Directors determines based upon advice of counsel that access to such information or attendance at such meeting, or portion thereof, could adversely affect the attorney-client privilege between the Company and its counsel in connection with pending or reasonably threatened litigation or any dispute which could reasonably result in litigation. PVI hereby agrees, and any PVI Stockholder representative will agree, to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with its rights under this Agreement. The right of the PVI Stockholder representative to attend IMSL's Board of Directors' meetings in a nonvoting observer capacity shall termi nate upon the earlier of (i) upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of IMSL Class A Common, or (ii) a merger, reorganization, or sale of all or substantially all of the assets of IMSL in which the share holders of IMSL immediately prior to the transaction possess less than fifty percent (50%) of the voting power of the surviving entity (or its parent) immediately after the transaction, or (iii) the latter of (A) the IMSL Stock Repurchase Date or (B) the Contingent IMSL Stock Repurchase Date.
The confidentiality provisions will survive any such termination.

  7.16  Due Diligence Review of Patent Matters.  PVI shall provide to IMSL's
        --------------------------------------
counsel and accountants access to relevant documentation. Such review shall be completed on or before September 30, 1992.

  7.17  Robert B. Louthan Employment Contract.  IMSL agrees that PVI shall pay
        -------------------------------------
Robert B. Louthan's salary and any applicable performance bonus pursuant to the terms of the employment contract between PVI and Robert B. Louthan, dated September 1, 1992 to the time of termination of Mr. Louthan as an employee of PVI. On the Closing Date, if the Closing Date occurs prior to January 1, 1993, IMSL shall deduct from the Cash Payment all severance payments and/or merger related bonuses, if any, due to Mr. Louthan. Upon Mr. Louthan's termination, IMSL or Sub shall not be subject to any employment, compensation, bonus, severance, benefit or any other obligation to Robert B. Louthan.

  7.18  Deed of Trust and UCC-1.  IMSL shall, as soon as practicable but in no
        -----------------------
event later than fifteen (15) days following the Closing Date, file the Deed of Trust with respect to the real property located in Sugar Land, Texas and the UCC-1 financing statement with respect to the rights to the source code of PV-WAVE and other identified assets of PVI and IMSL in the office of the Texas Secretary of State.

  7.19  Anti-dilution.  IMSL agrees that, without the written consent of the
        -------------
Representative and except for warrants issued to Charles Johnson to purchase IMSL Class A Common at an exercise price not less then $19.50 per share, it will "cap" at ten percent (10%) of the total outstanding shares of IMSL Class A and Class B Common on the Closing Date, the number of options and/or warrants it will issue at or above the fair market value of IMSL Class A or Class B Common on the Closing Date (assuming no recapitalization).

  7.20  Discharge of Indebtedness.  IMSL agrees that it will discharge its
        -------------------------
promissory note obligations to certain IMSL officers by December 31, 1992, providing it is not in default in any payments to PVI Stockholders due on or before such date.

  7.21  Nondisclosure to Stockholders.  IMSL and PVI agree that neither party
        -----------------------------
shall disclose any information related to the Merger to PVI Stockholders or IMSL Shareholders until PVI has received a draft of the opinions referred to in
Section 8.1(g) below.


                                  ARTICLE VIII

                              CONDITIONS PRECEDENT
                              --------------------

  8.1   Conditions to Each Party's Obligations to Effect the Merger.  The
        -----------------------------------------------------------
respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

        (a) Stockholder Approval.  This Agreement and the Merger Certificates
            --------------------
shall have been approved and adopted by the required affirmative vote of the PVI Stockholders, and, if out standing, any other voting securities of PVI required to vote on the Merger. PVI shall have received a written consent from at least seventy-five percent (75%) of certain disinterested stock holders specifically approving (i) the deduction of a portion of the Cash Payment to cover costs associated with payment of Mr. Louthan's severance payments and/or merger related bonuses as set forth in Section 7.17 above and (ii) the acceleration of unvested options pursuant to the terms of the PVI Stock Option Plan for each PVI optionholder.

      (b) Government Approvals.  All authorizations, consents, orders or
          --------------------
approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contem plated by this Agreement shall have been filed, occurred or been obtained, other than filings with and approvals by foreign govern ments relating to the Merger if failure to make such filings or obtain such approvals would not be materially adverse to IMSL or PVI.

      (c) Third-Party Approvals.  Any and all consents or approvals required
          ---------------------
from third parties relating to contracts, licenses, leases and other instruments, material to the respective businesses of IMSL and PVI shall have been obtained.

      (d) Permit.  The Commissioner shall have issued the Permit for the
          ------
issuance of IMSL Class A Common in the Merger.

      (e) Legal Action.  No temporary restraining order, preliminary injunction
          ------------
or permanent injunction or other order pre venting the consummation of the Merger shall have been issued by any federal or state court and remain in effect, and no litigation seeking the issuance of such an order or injunction, or seeking the imposition against PVI, the Surviving Corporation, Sub or IMSL of substantial damages if the Merger is consummated, shall be pending which, in the good faith judgment of PVI's or IMSL's Board of Directors (acting upon advice of their respective outside counsel) has a reasonable probability of resulting in such order, injunction or damages. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

      (f) Statutes.  No statute, rule or regulation shall have been enacted by
          --------
the government of the United States or any state or agency thereof which would make the consummation of the Merger illegal.

      (g) Tax-Free Reorganization.  IMSL shall have received an opinion from
          -----------------------
Peat Marwick, independent accountants for IMSL, and PVI shall have received an opinion from Price Waterhouse, inde pendent accountants for PVI, in the form attached hereto as Exhibits J and K, respectively, to the effect that the Merger
                   ----------     -
will constitute a tax-free reorganization within the meaning of Sec tion 368(a) of the Code. The Constituent Corporations and IMSL to the extent reasonably requested shall provide written representa tions to the accountants upon which the accountants may reasonably rely in rendering such opinions.

      (h) Consulting and Non-Competition Agreements. James R. Warner shall have
          -----------------------------------------
duly executed and delivered a consulting agreement and noncompetition agreement substantially in the forms attached hereto as Exhibit L and shall have provided
                                              ---------
IMSL with a standard certificate of insurability.

      (i) Shareholder Rights Agreement.  PVI Stockholders and certain holders of
          ----------------------------
IMSL's outstanding capital stock shall have entered into and delivered a duly executed and binding Registration Rights Agreement in the form attached hereto as Exhibit M, which shall grant to PVI Stockholders registration rights no less
   ---------
favorable than those granted to any other shareholder of IMSL.

      (j) PVI Dissenting Shares.  Unless this condition is waived by PVI, no PVI
          ---------------------
Stockholders shall exercise appraisal rights with respect to the transactions contemplated by this Agreement and the Merger Certificates. Any waiver of this condition by PVI shall not exceed, in the aggregate, one percent (1%) of all of the PVI Common (on an as-converted basis) outstanding immediately prior to the Effective Time of the Merger.

  8.2 Conditions to Obligations of IMSL and Sub.  The obligations of IMSL and
      -----------------------------------------
Sub to effect the Merger are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by IMSL and Sub:

      (a) Representations and Warranties.  The representations and warranties of
          ------------------------------
PVI set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agree ment, and IMSL shall have received a certificate signed by the president and by the controller of PVI to such effect.

      (b) Performance of Obligations of PVI.  PVI shall have performed in all
          ---------------------------------
material respects all obligations required to be performed by it under this Agreement and the Merger Certificates prior to the Closing Date, and IMSL shall have received a certifi cate signed by the president and by the controller of PVI to such effect.

      (c) Opinion of PVI's Counsel.  IMSL shall have received an opinion dated
          ------------------------
the Closing Date of Hutchinson, Black, Hill & Look, counsel to PVI, substantially in the form set forth in Exhibit N attached hereto.
                                       ---------

      (d) Escrow Agreement.  PVI shall have executed and delivered to IMSL the
          ----------------
Escrow Agreement in the form set forth in Exhibit F attached hereto.
                                          ---------

      (e) Satisfactory Form of Legal and Accounting Matters. The form, scope and
          -------------------------------------------------
substance of all legal and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to IMSL's counsel.

      (f) No Material Adverse Changes.  The business, properties or operations
          ---------------------------
of PVI shall not have been adversely affected in any material way as a result of any fire, accident, or other casualty or any labor disturbance or act of God. Except as set forth in the PVI Schedule of Exceptions, there shall not have occurred any material adverse change since the PVI Balance Sheet Date in the business, properties, results of operations or business or financial condition or prospects of PVI. The consequences of any action taken or of actions not taken by PVI at the specific request of IMSL, which otherwise would have been in the usual and ordinary course of business of PVI, shall not be deemed to be a material adverse event of PVI. IMSL shall have received a certificate signed by the Chairman and Controller of PVI to such effect.

  8.3 Conditions to Obligations of PVI.  The obligations of PVI to effect the
      --------------------------------
Merger are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by PVI:

      (a) Representations and Warranties.  The representations and warranties of
          ------------------------------
IMSL and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and PVI shall have received a certificate signed by the president and by the chief financial officer of IMSL to such effect.

      (b) Performance of Obligations of IMSL and Sub.  IMSL and Sub shall have
          ------------------------------------------
performed all obligations required to be per formed by them under this Agreement and the Merger Certificates prior to the Closing Date, and PVI shall have received a certifi cate signed by the president and by the chief financial officer of IMSL to such effect.

      (c) Opinion of IMSL's Counsel.  PVI shall have received an opinion dated
          -------------------------
the Closing Date of Wilson, Sonsini, Goodrich & Rosati, P.C., counsel to IMSL, substantially in the form set forth in Exhibit O attached hereto.
                                       ---------

      (d) Satisfactory Form of Legal Matters.  The form, scope and substance of
          ----------------------------------
all legal matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to counsel to PVI.

      (e) No Material Adverse Changes.  The business, properties or operations
          ---------------------------
of IMSL shall not have been adversely affected in any material way as a result of any fire, accident or other casualty or any labor disturbance or Act of God. There shall not have occurred any material adverse change since the IMSL Balance Sheet Date in the business, properties, results of operations or financial condition of IMSL and its subsidiaries taken as a whole. PVI shall have received a certificate signed by the President and Chief Financial Officer of IMSL to such effect.

      (f) First Interstate Financing.  Within six (6) weeks from the date
          --------------------------
hereof, IMSL and First Interstate Bank shall have entered into a valid written agreement pursuant to which First Interstate Bank will make available to IMSL a credit facility of up to an aggregate principal amount of $4,400,000, such facility will be available on the Closing Date and First Interstate Bank shall permit the remedies set forth in Sections 8(e) and 8(f) of the Security Agreement in the form attached as Exhibit E to be pari passu with all
                                  ---------
indebtedness between IMSL and First Interstate Bank.

      (g) Title Insurance.  PVI shall have received at IMSL's expense a
          ---------------
mortgagee's title insurance policy insuring its first security interest in the real property located in Sugar Land, Texas in a amount equal to the fair market value of such property.


                                   ARTICLE IX

                                    CLOSING
                                    -------

  9.1 Closing Date.  The Closing under this Agreement (the "Closing") shall be
      ------------
held not more than five (5) business days following (a) the approval of the Merger by the PVI Stockholders at the PVI Stockholders' Meeting and (b) satisfaction of all other conditions precedent to the Merger specified in this Agreement, unless duly waived by the party entitled to satisfaction thereof. In any event, if the Closing has not occurred on or before December 31, 1992, this Agreement may be terminated as provided in Article XII. Such date on which the Closing is to be held is herein referred to as the "Closing Date." The Closing shall be held at the offices of Wilson, Sonsini, Goodrich & Rosati, Two Palo Alto Square, Palo Alto, California, at 2:00 p.m. on such date, or at such other time and place as the parties may agree upon in writing.

                                   ARTICLE X

                                INDEMNIFICATION
                                ---------------

  10.1  General.  Except as provided in Sections 10.2 and 10.3:
        -------
        (a) Scope and Duration.  Each PVI Stockholder who receives Consideration
            ------------------
pursuant to Section 2.3 hereof (each an "Indemnifying Stockholder" and together, the "Indemnifying Stock holders"), effective on the Closing Date and for a period of twelve (12) months thereafter, agrees, severally and not jointly, to indemnify, reimburse and hold IMSL or any of its subsidiaries (including Sub) or any successor of any of them (the "Indemnified Parties" and each an "Indemnified Party") harmless against the Indemnifying Stockholder's Pro Rata Portion (which shall be defined as the pro rata portion of the Consideration received by such Indemnifying Stockholder) of all claims, losses, liabilities, damages, deficiencies, costs, interest, penalties and expenses, including reasonable attorneys' fees and expenses of investigation (hereafter individually a "Loss" and collectively "Losses") incurred by any Indemnified Party as a result of any inaccuracy of a representation or breach of any warranty contained herein or in any agreement executed pursuant hereto by PVI or by any PVI Stock holder or any failure by PVI or by any PVI Stockholder to perform or comply with any covenant contained herein or in any other agreement delivered pursuant hereto.

        (b) Extended Duration.  Notwithstanding the above indemnity period, each
            -----------------
of the Indemnifying Stockholders, effective on the Closing Date and for a period until the later of (i) the expiration of applicable statutes of limitations (including any voluntary extensions thereof) or (ii) forty-eight (48) months after the Closing Date, agrees, severally and not jointly, to indemnify and hold the Indemnified Parties harmless against the Indemnifying Stockholder's Pro Rata Portion of any Losses incurred by any Indemnified Party as a result of any inaccuracy or breach of the representation and warranty contained in Section
3.11 hereof or in any certificate or instrument delivered pursuant thereto but the aggregate indemnification of this Section 10.1(b) for any such Losses arising out of or in any way connected with the operation or sale of PVI's German subsidiary or operation of PVI's other foreign subsidiaries shall be limited to one-half of the amount by which such Losses exceed the sum of the amount accrued for such liabili ties on the PVI Balance Sheet plus any remaining amount under Section 10.2 plus $200,000.

        (c) Limitation. Payments with respect to PVI Dissenting Shares shall not
            ----------
constitute a "Loss" hereunder. The term "Loss" shall not include any changes to PVI Financial State ments (including balance sheet valuations) caused by a change in accounting methods used after the Effective Time of the Merger as opposed to those used by PVI before the Effective Time of the

Merger. This limitation of the definition of Loss shall not apply to Losses caused as a result of PVI's failure to prepare its Finan cial Statements in accordance with generally accepted accounting principles.

        (d) Survival.  All representations, warranties and covenants of PVI and
            --------
PVI Stockholders contained in this Agreement shall be deemed to be conditions to the Merger, and in the event this Agreement and the Merger Certificates shall be terminated in accordance with the terms hereof and thereof, the provisions of
Article XI of this Agreement shall survive any termination of this Agreement or the Merger Certificates.

  10.2  $100,000 Threshold.  Notwithstanding anything herein to the contrary,
        ------------------
the Indemnifying Stockholders shall have no liability with respect to the indemnity provided herein for the first $100,000 of Losses. Once Losses exceed $100,000, each Indemnifying Stockholder shall be, severally and not jointly, liable for the Indemnifying Stockholders Pro Rata Portion of all Losses incurred by the Indemnified Parties above the first $100,000 of Losses incurred, subject to the limitations set forth in Section 10.3 below.

  10.3  Fraud.  Notwithstanding anything herein to the contrary, each
        -----
Indemnifying Stockholder's liability hereunder, except with respect to Losses related to fraud, willful misrepresentation or willful deceit, shall be limited to recourse against the Indemni fying Stockholder's Pro Rata Portion of the number of shares of IMSL Class A Common remaining in escrow pursuant to Section
10.6 below and the Indemnifying Stockholder's Pro Rata Portion of the remaining unpaid Contingent Cash Payment. For the purpose of pay ment of Losses hereunder, the IMSL Class A Common shall be valued at $19.50 per share. In the event of Losses related to fraud, willful misrepresentation or willful deceit by any Indemnifying Stockholder, such Indemnifying Stockholder's liability shall be unlimited.

  10.4  Notice.  Each Indemnified Party agrees to give the PVI Stockholder
        ------
Representatives (as designated in the Escrow Agreement) written notice of any claim or assertion of which it has knowledge concerning any liability as to which it may request indemnification hereunder. Each party will cooperate with the other in determining the validity of any such claim or assertion. Upon obtaining knowl edge of the institution of any action, proceeding, or other event which could give rise to a claim of indemnity pursuant to this Article X, the Indemnified Party shall promptly give written notice to the PVI Stockholder Representatives. If such claim or demand relates to a claim or demand asserted by a third party, the PVI Stockholder Representatives shall have the right at their expense to employ counsel to defend such claim or demand and the Indemnified Party shall have the right, but not the obligation, to participate in the defense of any such claim or demand at the Indemnified Party's expense which shall not be a Loss hereunder. So long as the PVI Stockholder Representatives are defending such claim or demand in good faith, the Indemnified Party will not settle such claim or demand without the consent of the PVI Stockholder Representatives, which consent shall not be unreasonably withheld. IMSL shall make available to the PVI Stockholder Representatives all records and other materials reasonably required by them in contesting a claim or demand asserted by a third party against the Indemnified Party and shall cooperate in the defense thereof.

  10.5  Term of Indemnification.  No claim for indemnification pursuant to this
        -----------------------
Article X shall be made unless asserted by a written notice pursuant to Section
10.4 given to the PVI Stock holder Representatives on or prior to the date fifteen (15) months after the Closing Date (or, in the case of Losses arising pursuant to Section 10.1(b), the later of (i) three (3) months plus the expiration of applicable statutes of limitations (including any voluntary extensions thereof) or (ii) fifty-one (51) months after the Closing Date) and unless the events or circumstances creating the claim for indemnification occurred on or prior to the date twelve (12) months after the Closing Date (or, in the case of Losses arising pursuant to Section 10.1(b), the later of (i) the expiration of applicable statutes of limitations (including any voluntary extensions thereof) or (ii) forty-eight (48) months after the Closing Date);

provided, however, that the time limit on any claim for fraud, willful
--------  -------
misrepresentation or willful deceit shall be one year following the time period which is prescribed by the applicable statute of limitations, together with any period during which such statute of limitations is tolled.

  10.6  Escrow.
        ------

        (a) Escrow Agent.  Prior to the Closing Date, IMSL and PVI shall appoint
            ------------
an agent to act as escrow agent at IMSL's expense (the "Escrow Agent") in the Merger pursuant to the Escrow Agreement.

        (b) Escrow Account.  On the Closing Date, IMSL shall arrange for the
            --------------
Exchange Agent to deposit into an escrow account (the "Escrow Account"), pursuant to the Escrow Agreement, the Contingent IMSL Stock pursuant to the terms hereof. Thereafter, IMSL shall pay all Contingent Cash Payments to the holders of Contingent Cash Payment Rights. In the event that an Indemnified Party asserts a claim for a Loss and notice of such Loss is duly given to the PVI Stockholder Representatives and the Escrow Agent pursuant to the terms of the Escrow Agreement, IMSL shall pay all subsequent Contingent Cash Payments (up to the amount of the claimed Loss) to the Escrow Agent until satisfaction and/or resolution of such claim. Upon satisfaction of all outstanding claims, Contingent Cash Payments and earned Contingent IMSL Stock shall be released from escrow and be paid together with any unpaid Contingent Cash Payments to holders of the Contingent Cash Payment Rights and Contingent IMSL Stock Rights.

        (c) Payments from Escrow Agreement.  The amount due the Indemnified
            ------------------------------
Parties for Losses pursuant to this Article X shall be satisfied by payment from the Escrow Account after notice duly given and pursuant to the terms of the Escrow Agreement.

  10.7  Exclusive Remedy.  The indemnification provisions contained in this
        ----------------
Article X shall be deemed to be the exclusive remedy or exclusive means to obtain relief, as the case may be, of the Indemnified Parties in the event of any breach by PVI of any representation, warranty, covenant or agreement contained herein (or in any certificates or other documents delivered pursuant hereto), except for fraud, willful misrepresentation or willful deceit.


                                   ARTICLE XI

                              PAYMENT OF EXPENSES
                              -------------------

  11.1  Expenses.  PVI shall pay the reasonable costs and expenses of PVI
        --------
incurred in connection with the negotiation, preparation, execution or performance of this Agreement. The expenses payable pursuant to the Escrow Agreement shall be paid in accordance with the terms of the Escrow Agreement and shall not be allocated to PVI pursuant to this Article XI. IMSL and Sub will be liable for their own reasonable costs and expenses incurred in connection with the negotiation, preparation, execution or performance of this Agreement.


                                  ARTICLE XII

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

  12.1  Termination.  This Agreement may be terminated at any time prior to the
        -----------
Effective Time of the Merger, whether before or after approval of matters presented in connection with the Merger by the stockholders of PVI:

        (a) by mutual consent of IMSL and PVI;

        (b) by either IMSL or PVI if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the other party set forth in this Agreement and such breach of a covenant or agreement has not been promptly cured;

        (c) by either IMSL or PVI if the Merger shall not have been consummated on or before December 31, 1992;

        (d) by either IMSL or PVI if (i) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger or (ii) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would make consummation of the Merger illegal;

        (e) by either IMSL or PVI if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would (A) prohibit IMSL's or PVI's ownership or operation of all or a material portion of the business or assets of PVI or IMSL and Sub taken as a whole, or compel IMSL or PVI to dispose of or hold separate all or a material portion of the business or assets of PVI or IMSL and Sub taken as a whole, as a result of the Merger or
(B) render IMSL or PVI unable to consummate the Merger, except for any waiting period provisions;

        (f) by either party if any required approval of the stockholders of PVI shall not have been obtained; or

        (g) by the appropriate party, under Sections 8.1(g) or 8.3(f) of this Agreement.

  Where action is taken to terminate this Agreement pursuant to this Section 12.1, it shall be sufficient for such action to be authorized by the Board of Directors of the party taking such action.

  12.2  Effect of Termination.  In the event of termination of this Agreement by
        ---------------------
either IMSL or PVI as provided in Section 12.1, this Agreement and the Merger Certificates shall forthwith become void and there shall be no liability or obligation on the part of IMSL or PVI or their respective officers or directors except as set forth in Sections 7.1 and Article XI and except to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

  12.3  Amendment.  This Agreement may be amended by the parties hereto, by
        ---------
action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of PVI and Sub but, after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

  12.4  Extension; Waiver.  At any time prior to the Effective Time of the
        -----------------
Merger, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the repre sentations and warranties made to such party contained herein or in any document delivered pursuant hereto, (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein, and (iv) waive or modify performance of any of the obligations of the other. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, condition or agree ment contained herein. Waiver of the breach of any one or more provisions of this Agreement shall not be deemed or construed to be a waiver of other breaches or subsequent breaches of the same provisions.


                                  ARTICLE XIII

                                    GENERAL
                                    -------

  13.1  Notices.  Any notice, request, instruction or other document to be given
        -------
hereunder by any party to the other shall be in writing and shall be deemed given if delivered personally or sent by registered or certified mail, postage prepaid, to the parties at the following addresses:

        (a)  if to IMSL, to:

             IMSL, Inc.
             14141 Southwest Freeway,
             Suite 3000
             Sugar Land, Texas 77478
             Attention:  Richard G. Couch, President and
                         Chief Executive Officer
             with a copy to

             Wilson, Sonsini, Goodrich & Rosati, P.C.
             Two Palo Alto Square
             Palo Alto, California 94306
             Attention:  Michael W. Hall

        (b)  if to PVI, to:

             Precision Visuals, Inc.
             6230 Lookout Road
             Boulder, Colorado 80301
             Attention:  James R. Warner, Chairman

             with a copy to

             Hutchinson, Black, Hill & Cook
             1215 Spruce Street
             Boulder, Colorado 80302
             Attention:  James L. Carpenter, Jr.

or to such other persons or addresses as may be designated in writing by the parties, by a notice given as aforesaid.

  13.2  Headings.  The headings of the several sections of this Agreement are
        --------
inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

  13.3  Counterparts.  This Agreement may be executed in counterparts, and when
        ------------
so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

  13.4  Binding Nature.  This Agreement shall be binding upon and inure to the
        --------------
benefit of the parties hereto. Neither IMSL, Sub nor PVI may assign or transfer any rights under this Agreement.

  13.5  Integration and Entire Agreement.  This Agreement (including the
        --------------------------------
Schedules, Exhibits and other documents referred to herein, each of which constitutes a part hereof) set forth the entire understanding between the parties and supersede all previous and contemporaneous written or oral negotiations, commitments, understandings, and agreements relating to the subject matter hereof and merge all prior and contemporaneous discussions between the parties. No party shall be bound by any definition, condition, representation, warranty, covenant or provision other than as contained herein.

  13.6  Good Faith.  Each of the parties hereto agrees that it shall act in good
        ----------
faith in an attempt to cause all the conditions precedent to their respective obligations to be satisfied.

  13.7  Applicable Law.  This Agreement shall be governed in all respects,
        --------------
including validity, interpretation and effect, by the laws of the State of California.

  IN WITNESS WHEREOF, IMSL, Sub and PVI have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written.


"IMSL"                                      IMSL, INC.,
                                            a Texas corporation



                                            By /s/ Richard G. Couch
                                              -----------------------------
                                               Richard G. Couch, President
                                                and Chief Executive Officer



"Sub"                                       IMSL ACQUISITION CORP.,
                                            a California corporation



                                            By /s/ Richard G. Couch
                                              -----------------------------
                                               Richard G. Couch, President



 "PVI"                                      PRECISION VISUALS, INC.,
                                            a Delaware corporation



                                            By /s/ James R. Warner
                                              -----------------------------
                                               James R. Warner, Chairman

                             ADDENDUM TO AGREEMENT
                          AND PLAN OF REORGANIZATION


        This Addendum is made to the Agreement and Plan or Reorganization among IMSL, Inc., a Texas corporation doing business as Visual Numerics, Inc. ("VNI"), VNI Acquisition Corporation, a California corporation ("Sub") and 3-D Visions Corporation, a California corporation ("3-D") dated as of February 26, 1993
(the "Agreement"), pursuant to which VNI shall acquire 3-D by way of a merger of Sub with and into 3-D (the "Merger"), in order to reflect modifications and waivers to that Agreement made by the parties in connection with the closing of the Merger effective March 18, 1993 (the "Closing").

        1. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

        2. In connection with Section 2.3 of the Agreement, the following changes are made in the consideration paid to the 3-D Stockholders to reflect the actual number of 3-D shares outstanding immediately prior to closing and to reflect the conversion of certain debt instruments held by 3-D debtholders:

        (a) The number of shares of VNI Stock set forth in Section 2.3(a)(i) to be issued at Closing is changed from 40,000 to 47,833 shares of VNI Common./1/

        (b) The formula for the Exchange Rate set forth in Section 2.3(b) is changed to the following: "the Exchange Rate shall be equal to the quotient of 47,833 divided by the aggregate number of shares of 3-D Common."

        3. VNI hereby waives the requirement for an FIRPTA certificate under Section 7.17 of the Agreement.

        4.      Section 7.12 of the Agreement is changed to read as follows:
"VNI agrees, following the Effective Date of the Merger, to commit, on a contingent basis, four hundred ninety-two thousand five hundred dollars ($492,500) in working capital for 3-D. The contribution of the working capital shall be contingent upon performance of 3-D at or above the "Minimum Growth Investment Pro Formas" attached hereto as Exhibit F. One hundred ninety-two
                                          ---------
thousand five hundred dollars ($192,500) shall be advanced within two (2) business days following the Closing and assuming 3-D satisfies the performance criteria set forth in Exhibit F, it is currently intended that an additional two
                      ---------
hundred thousand dollars ($200,000) shall be funded three (3) months following the Closing and the following one hundred thousand dollars ($100,000) in working capital shall be funded six (6) months following the Closing. Working capital requests for business plans in excess of these goals will be reviewed quarterly and funded on an affordability basis, in the sole discretion of VNI."

-------------------------
/1/VNI will actually issue to the 3-D Stockholders up to 47,829 shares of its Class A Common as of the Closing and the cash equivalent of up to four (4) additional shares.

This Addendum is entered into effective March 18, 1993.

                                 3-D VISIONS CORPORATION

                                 By: /s/ Peter D. Hirsch
                                     --------------------------------------
                                     Peter D. Hirsch, Chairman


                                 VNI ACQUISITION CORPORATION

                                 By: /s/ Robert F. Strosser
                                     --------------------------------------
                                     Robert F. Strosser, President


                                 IMSL, INC. (doing business as Visual
                                 Numerics, Inc.)

                                 By: /s/ Robert F. Strosser
                                     --------------------------------------
                                     Robert F. Strosser, Senior Vice
                                     President and Chief Financial Officer